                                                                     Exhibit 2.1

THIS ASSET PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") CONTAINS REPRESENTATIONS AND WARRANTIES THAT MOLDFLOW CORPORATION ("MOLDFLOW") AND HUSKY INJECTION MOLDING SYSTEMS LTD. ("HUSKY") MADE TO EACH OTHER. THESE REPRESENTATIONS AND WARRANTIES WERE MADE ONLY FOR THE PURPOSES OF THE PURCHASE AGREEMENT AND SOLELY FOR THE BENEFIT OF MOLDFLOW AND HUSKY AS OF SPECIFIC DATES, MAY BE SUBJECT TO IMPORTANT LIMITATIONS AND QUALIFICATIONS AGREED TO BY MOLDFLOW AND HUSKY AND INCLUDED IN CONFIDENTIAL DISCLOSURE SCHEDULES PROVIDED BY MOLDFLOW TO HUSKY IN CONNECTION WITH THE SIGNING OF THE PURCHASE AGREEMENT, AND MAY NOT BE COMPLETE. FURTHERMORE, THESE REPRESENTATIONS AND WARRANTIES MAY HAVE BEEN MADE FOR THE PURPOSES OF ALLOCATING CONTRACTUAL RISK BETWEEN MOLDFLOW AND HUSKY INSTEAD OF ESTABLISHING THESE MATTERS AS FACTS, AND MAY OR MAY NOT HAVE BEEN ACCURATE AS OF ANY SPECIFIC DATE AND DO NOT PURPORT TO BE ACCURATE AS OF THE DATE OF THE FILING OF THE PURCHASE AGREEMENT BY MOLDFLOW WITH THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, YOU SHOULD NOT RELY UPON THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE PURCHASE AGREEMENT AS CHARACTERIZATIONS OF THE ACTUAL STATE OF FACTS, SINCE THEY WERE INTENDED TO BE FOR THE BENEFIT OF, AND TO BE LIMITED TO, MOLDFLOW AND HUSKY.

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                      HUSKY INJECTION MOLDING SYSTEMS LTD.

                                       AND

                              MOLDFLOW CORPORATION

                                   ----------

                                   DATED AS OF

                                  JUNE 25, 2007

                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND CONSTRUCTION

   Section 1.1  Definitions..............................................     1
   Section 1.2  Additional Defined Terms.................................     8
   Section 1.3  References...............................................     9
   Section 1.4  Seller Disclosure Schedule...............................    10
   Section 1.5  Currency.................................................    10

ARTICLE 2 THE TRANSACTION

   Section 2.1  Purchase and Sale of Purchased Assets....................    10
   Section 2.2  Excluded Assets..........................................    11
   Section 2.3  Assumed Liabilities......................................    12
   Section 2.4  Excluded Liabilities.....................................    12
   Section 2.5  Consideration............................................    13
   Section 2.6  Post-Closing Adjustment..................................    13
   Section 2.7  Allocation of Purchase Price and Assumed Liabilities.....    15
   Section 2.8  Closing..................................................    15
   Section 2.9  Closing Deliveries.......................................    16
   Section 2.10 Consents.................................................    17
   Section 2.11 Release of Escrow Amount.................................    17

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF MOLDFLOW

   Section 3.1  Organization and Good Standing...........................    18
   Section 3.2  Authority and Enforceability.............................    18
   Section 3.3  No Conflict..............................................    18
   Section 3.4  Financial Statements.....................................    19
   Section 3.5  Books and Records........................................    19
   Section 3.6  Accounts Receivable......................................    19
   Section 3.7  Inventories..............................................    19
   Section 3.8  Absence of Certain Changes and Events....................    20
   Section 3.9  Assets...................................................    21
   Section 3.10 Leased Real Property.....................................    21

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
   Section 3.11 Intellectual Property....................................    21
   Section 3.12 Contracts................................................    23
   Section 3.13 Tax Matters..............................................    25
   Section 3.14 Employee Benefit Matters.................................    26
   Section 3.15 Employment and Labour Matters............................    26
   Section 3.16 Environmental, Health and Safety Matters.................    27
   Section 3.17 Compliance with Laws, Judgments and Governmental
                Authorizations...........................................    28
   Section 3.18 Legal Proceedings........................................    29
   Section 3.19 Customers and Suppliers..................................    29
   Section 3.20 Product Warranty.........................................    29
   Section 3.21 Product Liability........................................    29
   Section 3.22 Brokers or Finders.......................................    29

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF HUSKY

   Section 4.1  Organization and Good Standing...........................    30
   Section 4.2  Authority and Enforceability.............................    30
   Section 4.3  No Conflict..............................................    30
   Section 4.4  Legal Proceedings........................................    30
   Section 4.5  Brokers or Finders.......................................    30

ARTICLE 5 ADDITIONAL COVENANTS

   Section 5.1  Transfer Taxes, Fees and VAT.............................    31
   Section 5.2  Privileges...............................................    31
   Section 5.3  Noncompetition...........................................    32
   Section 5.4  Joint Development........................................    33
   Section 5.5  Expenses.................................................    33
   Section 5.6  Access to Records........................................    33
   Section 5.7  Further Assurances.......................................    33
   Section 5.8  Employees and Employee Benefits..........................    33
   Section 5.9  Seller's Continuing Business.............................    35

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
   Section 5.10 Risk of Loss.............................................    35
   Section 5.11 Action During Interim Period.............................    35
   Section 5.12 Pre-Closing Access.......................................    36
   Section 5.13 Confidentiality..........................................    36
   Section 5.14 Access to Records........................................    36
   Section 5.15 Shipment of Software.....................................    37

ARTICLE 6 CONDITIONS OF CLOSING

   Section 6.1  Husky's Conditions.......................................    37
   Section 6.2  Condition Not Fulfilled..................................    38
   Section 6.3  Moldflow's Conditions....................................    38
   Section 6.4  Condition Not Fulfilled..................................    38

ARTICLE 7 INDEMNIFICATION

   Section 7.1  Indemnification by Moldflow..............................    39
   Section 7.2  Indemnification by Buyer.................................    39
   Section 7.3  Claim Procedure..........................................    40
   Section 7.4  Third Party Claims.......................................    41
   Section 7.5  Survival.................................................    43
   Section 7.6  Limitations on Liability.................................    43
   Section 7.7  Exercise of Remedies by Buyer Indemnified Parties other
                than Buyer...............................................    43
   Section 7.8  Special Indemnity........................................    44
   Section 7.9  Waiver of Bulk Sales Compliance..........................    44

ARTICLE 8 TERMINATION

   Section 8.1  Grounds for Termination..................................    44
   Section 8.2  Effect of Termination....................................    44

ARTICLE 9 GENERAL PROVISIONS

   Section 9.1  Selling Parties Representative...........................    44

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
   Section 9.2  Buying Parties Representative............................    45
   Section 9.3  Notices..................................................    46
   Section 9.4  Amendment................................................    47
   Section 9.5  Waiver and Remedies......................................    47
   Section 9.6  Entire Agreement.........................................    47
   Section 9.7  Assignment and Successors................................    47
   Section 9.8  Severability.............................................    48
   Section 9.9  Exhibits and Schedules...................................    48
   Section 9.10 Interpretation...........................................    48
   Section 9.11 Governing Law............................................    48
   Section 9.12 Specific Performance.....................................    48
   Section 9.13 Disclaimer of Other Representations or Projections.......    48
   Section 9.14 Dispute Arbitration......................................    49
   Section 9.15 Paramountcy..............................................    50
   Section 9.16 Counterparts.............................................    50
   Section 9.17 Third Party Beneficiaries................................    50

Exhibits

A.   Allocation of the Purchase Price and Assumed Liabilities
B.   Software License Agreement
C.   Trademark Licence Agreement
D.   Specified Procedures
E.   Lease Assignment
F.   IP Assignments
G.   Escrow Agreement
H.   Transition Services Agreement
I.   Certificate of a Senior Officer of Moldflow
J.   Certificate of a Senior Officer of Husky

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is made as of this 25th day of June, 2007, by and between Moldflow Corporation, a Delaware corporation ("Moldflow") and Husky Injection Molding Systems Ltd., an Ontario corporation ("Husky").

                                    RECITALS:

     Seller desires to sell, and Buyer desires to purchase, all of the assets of Seller used primarily or exclusively in the hot runner controls business referred to by the Seller as the MMS Division (the "Business"), other than specific excluded assets, in accordance with the provisions of this Agreement.

     NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

     Section 1.1 Definitions. For the purposes of this Agreement and the Ancillary Agreements:

     "Affiliate" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, excluding in each case any director, officer and employee of the Person and, in the case of Husky and Moldflow, its respective securityholders. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Ancillary Agreements" means, collectively, the Bills of Sale, the Assignment and Assumption Agreements, the Lease Assignment, the IP Assignments, the Employment Agreements, the Escrow Agreement and the Transition Services Agreement.

     "Business Day" means a day other than a Saturday or Sunday on which banks are open in Toronto, Ontario and Framingham, Massachusetts to transact normal retail banking operations.

     "Buyer" means, collectively, Husky, Husky France, Husky Germany, Husky Italy, Husky Lux, Husky Spain and Husky US.

     "Change in Control" shall be deemed to have occurred in respect of a Person if (i) any other Person becomes, after the date hereof, the beneficial owner, directly or indirectly, of securities of the first-mentioned Person representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the Person consummates a merger, amalgamation, arrangement or consolidation or other similar transaction with or into another Person, the result of which is that the shareholders of the first Person at the time of the execution of the agreement relating to the transaction own less than 50% of the total equity of the Person surviving or resulting from the transaction or of a Person owning, directly or indirectly, 100% of the total equity of such surviving or resulting Person; or (iii) the sale in one or a series of transactions of all or substantially all of the assets of the Person.

     "Closing Date" means June 30, 2007 or such earlier or later date as may be agreed to in writing by the Parties.

     "Closing Time" means the time of Closing on the Closing Date provided for in Section 2.8.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Confidential Information" means, in relation to a Party (the "Discloser"):

     (a) all information, in whatever form communicated or maintained, whether orally, in writing, electronically, in computer readable form or otherwise, that the Discloser discloses to, or that is gathered by inspection by a Party (the "Recipient") or any of the Recipient's Representatives in the course of the Recipient's review of the transactions contemplated by this Agreement, whether provided before or after the date of this Agreement, including information that contains or otherwise reflects information concerning the Discloser or its businesses, affairs, financial condition, assets, liabilities, operations, prospects or activities, and specifically includes financial information, budgets, business plans, ways of doing business, business results, prospects, customer lists, forecasts, engineering reports, environmental reports, evaluations, legal opinions, names of venture partners and contractual parties, and any information provided to the Discloser by third parties under circumstances in which the Discloser has an obligation to protect the confidentiality of such information;

     (b) all plans, proposals, reports, analyses, notes, studies, forecasts, compilations or other information, in any form, that are based on, contain or reflect any Confidential Information regardless of the identity of the Person preparing the same ("Notes");

     (c) the existence and terms of the Seller Disclosure Schedules;

     (d) the fact that information has been disclosed or made available to the Recipient or the Recipient's Representatives; and

     (e) the fact that discussions or negotiations are or may be taking place with respect to a possible transaction, the proposed terms of any such transaction and the status of any discussions or negotiations under this Agreement; but does not include any information that:

     (f) is at the time of disclosure to the Recipient or thereafter becomes generally available to the public, other than as a result of a disclosure by the Recipient or any of the Recipient's Representatives in breach of this Agreement;

     (g) is or was received by the Recipient on a non-confidential basis from a source other than the Discloser or its Representatives if such source is not known to the Recipient to be prohibited from disclosing the information to the Recipient by a confidentiality agreement with, or a contractual, fiduciary or other legal confidentiality obligation to, the Discloser; or

     (h) was known by the Recipient or its Representatives prior to disclosure in connection with the transactions contemplated by this Agreement and was not subject to any contractual, fiduciary or other legal confidentiality obligation on the part of the Recipient.

     "Contract" means any contract, agreement, lease, license, commitment, purchase order, franchise, warranty, guaranty, right or other instrument or consensual obligation, whether written or oral.

     "DAS Business" means the business and affairs of Seller, other than the Business.

     "Discloser" has the meaning set out in the definition of Confidential Information.

     "Encumbrance" means any charge, claim, mortgage, hypothec, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, restriction (other than any restriction on transferability imposed by federal or state securities Laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

     "Environmental Law" means any Law relating to the protection of the environment, natural resources or public health and safety, or that regulates or imposes liability or obligations with respect to Hazardous Material, including any Law pertaining to (a) treatment, storage, disposal, generation and transportation of Hazardous Materials or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater and soil contamination, (d) the release or threatened release into the environment of Hazardous Materials, (e) underground and other storage tanks or vessels containing Hazardous Materials.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any other Person that, together with Seller, would be treated as a single employer under Section 414 of the Code.

     "Excluded Intellectual Property" means the Intellectual Property of Seller described in Section 2.1(1)(B) of the Seller Disclosure Schedule.

     "GAAP" means generally accepted accounting principles for financial reporting in the United States.

     "Governmental Authority" means any (a) federal, state, provincial, local, municipal, foreign or other government, (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (c) multinational organization or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Governmental Authorization" means any approval, consent, waiver, license, permit, registration or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

     "Harmful Code" means any computer code or other mechanism of any kind designed to disrupt, disable or harm in any material manner the operation of any software or hardware or to misuse, gain unauthorized access to or misappropriate any business or personal information, including worms, bombs, backdoors, clocks, timers, or other disabling device code, or designs or routines that cause software or information to be erased, inoperable, or otherwise incapable of being used, either automatically or with passage of time or upon command.

     "Hazardous Material" means any waste or other substance that is listed, defined, designated or classified by any Governmental Authority as, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, and including any petroleum and all derivatives thereof, and any asbestos or asbestos-containing materials, that is prohibited, regulated or reportable pursuant to Environmental Law.

     "Husky France" means Husky Injection Molding Systems S.A.R.L., a French company.

     "Husky Germany" means Husky Spritzgeiss - Systeme GmbH, a German company.

     "Husky Italy" means Husky Italia, s.r.l., an Italian company.

     "Husky Ireland" means Kesi Limited (to be renamed Husky Injection Molding Systems (Ireland) Limited prior to Closing), an Ireland Company.

     "Husky Lux" means Husky Injection Molding Systems S.A., a Luxembourg company.

     "Husky Spain" means Husky Injection Molding Systems (Iberia) S.L., a Spanish company.

     "Husky US" means Husky Injection Molding Systems, Inc., an Illinois corporation.

     "Intellectual Property" means all of the following anywhere in the world and all legal rights, title, or interest in the following arising under Law, whether or not filed, perfected, registered or recorded and filed, issued or acquired, including all renewals:

     (a) all patents and applications for patents and all related reissues, re-examinations, divisions, renewals, extensions, provisionals, continuations and continuations in part;

     (b) all copyrights, copyright registrations and copyright applications, works of authorship (whether copyrightable or not), and all other corresponding rights;

     (c) all mask works, mask work registrations and mask work applications, and all other rights relating to semiconductor design and topography;

     (d) all industrial designs, industrial models, utility models, certificates of invention and other indices of invention ownership, and any related registrations and applications;

     (e) all trade dress and trade names, logos, Internet addresses, keywords, and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin, and all goodwill associated with any of the foregoing;

     (f) all inventions (whether patentable or not and whether or not reduced to practice), invention disclosures, invention notebooks, file histories, know how, technology, technical data, trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind;

     (g) all computer software including all source code, object or executable code, firmware, software compilations, software implementations of algorithms, software models and methodologies and data relating to the foregoing;

     (h) all databases and data collections and all rights in the same to the extent transferable;

     (i) all rights of paternity, integrity, disclosure, and withdrawal, and any other rights that may be known or referred to as "moral rights," in any of the foregoing;

     (j) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property;

     (k) all tangible embodiments of any of the foregoing, in any form and in any media;

     (l) all versions, releases, upgrades, derivatives, enhancements, modifications and improvements of any of the foregoing; and

     (m) all statutory, contractual and other claims, demands, and causes of action for royalties, fees, or other income from, or infringement, misappropriation or violation of, any of the foregoing, and all of the proceeds from the foregoing that are accrued and unpaid as of the date of this Agreement.

     "Internally Used Shrinkwrap Software" means software licensed to Seller under generally available retail shrinkwrap or clickwrap licenses and used in the Business, but not incorporated into software, products or services licensed or sold, or anticipated to be licensed or sold, by Seller to customers or otherwise resold or distributed by Seller.

     "IP License Agreements" means, collectively, the Trademark License Agreement and the Software License Agreement.

     "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

     "Judgment" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

     "Knowledge" means, with respect to Seller, the actual knowledge of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of Moldflow, and the General Manager and Controller of the MMS Division of Moldflow and that knowledge any such individual would be expected to discover after having conducted a reasonable investigation regarding the accuracy of any representation or warranty of Seller contained in this Agreement.

     "Law" means any federal, state, provincial, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, regulation, ordinance, code or binding case law.

     "Liability" includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

     "Loss" means any loss, Proceeding, Judgment, damage, fine, penalty, expense (including reasonable attorneys' or other professional fees and expenses and court costs), injury, diminution of value, Liability, Tax, Encumbrance or other cost, expense or adverse effect whatsoever, whether or not involving a third party claim.

     "Material Adverse Effect" means any change or effect that has, or would reasonably be expected to have, a material adverse effect on the Business or the Purchased Assets taken as a whole, other than any change or effect resulting from (a) changes in the global economy or political conditions or securities markets in general, (b) changes in the worldwide industries or markets in which the Seller operates, (c) the commencement, occurrence, continuation or material worsening of any war, armed hostilities or acts of terrorism, (d) compliance with the terms of this Agreement, (e) generally applicable changes in laws, or (f) generally applicable changes in GAAP, provided, that nothing in clauses
(a), (b) or (c) shall include any change, effect, event, occurrence or state of facts which disproportionately affects the Business or the Purchased Assets.

     "Moldflow France" means Moldflow France S.A.S., a company existing under the laws of France.

     "Moldflow Germany" means Moldflow Vertriebs GmbH, a company existing under the laws of Germany.

     "Moldflow Ireland" means Moldflow Ireland Ltd., an Irish company.

     "Moldflow Italy" means Moldflow Italia S.p.A., a company existing under the laws of Italy.

     "Moldflow Spain" means Moldflow Iberia S.L., a company existing under the laws of Spain.

     "Moldflow UK" means Moldflow (Europe) Ltd., a company existing under the laws of England.

     "Moorpark Lease" means the lease dated as of March 22, 2005 between Moldflow and F&B Madera LLC and F&B Industrial Investments LLC relating to the office and light manufacturing space at 5245 Maureen Lane, Moorpark, California 93021.

     "MPX Business" means the development, sale and distribution by Seller of the MPX Software.

     "MPX Software" means Seller's software, in source and object code form, sold and marketed under the brand name "Moldflow Plastics Xpert" which is a control solution for the automatic setup, optimization and monitoring of the process window of an injection molding machine.

     "Net Working Capital" means (a) all current assets of the Business excluding Excluded Assets minus (b) all current Liabilities of the Business excluding the Excluded Liabilities.

     "Notes" has the meaning set out in paragraph (b) of the definition of Confidential Information.

     "Occupational Safety and Health Law" means any Law in the United States, California or Ireland designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the United States Occupational Safety and Health Act of 1970 and similar laws of such jurisdictions.

     "Party" means Moldflow or Husky and "Parties" means, collectively, Moldflow and Husky.

     "Person" means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority.

     "Permitted Encumbrances" means the following Encumbrances related to the Purchased Assets:

     (a) Encumbrances for Taxes and utilities that in each case are not yet due or are not in arrears;

     (b) construction, mechanics', carriers', workers', repairers', storers' or other similar liens (inchoate or otherwise) if individually or in the aggregate they: (i) are not material; (ii) arose or were incurred in the ordinary course of the Business; (iii) have not been filed, recorded or registered in accordance with applicable law; (iv) notice of them has not been given to the Seller; (v) are being contested in good faith and for which adequate reserves have been recorded; and (vi) the indebtedness secured by them is not in arrears; and

     (c) the Encumbrances listed in Section 1.1 of the Seller Disclosure
Schedule.

     "Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, any Governmental Authority or arbitrator.

     "Recipient" has the meaning set out in the definition of Confidential Information.

     "Registered Intellectual Property" means Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any Governmental Authority or non-governmental registrar (whether provisional, supplemental, or otherwise), anywhere in the world.

     "Representative" when used with respect to the Parties means each of their respective Affiliates and its and their respective directors, officers, employees, agents, consultants, advisers and other representatives of that Party, in each case who are involved in the transactions contemplated by this Agreement.

     "Seller" means, collectively, Moldflow, Moldflow France, Moldflow Germany, Moldflow Ireland, Moldflow Italy, Moldflow Spain and Moldflow UK.

     "Seller Disclosure Schedule" means the disclosure schedule delivered pursuant to Article 3 by Seller to Buyer concurrently with the execution and delivery of this Agreement.

     "Seller Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) for the benefit of any Active Employee or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or may have any Liability, including any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), any "pension plan" as defined in Section 3(2) of ERISA, any pension plan subject to Title IV of ERISA, any "multiemployer plan" as defined in Section 3(37)(A) of ERISA, and any other written or oral plan, Contract or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance or other termination pay or benefits, change in control, retention, performance, holiday pay, vacation pay, fringe benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, restricted stock or stock units, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained or contributed to by Seller or any ERISA Affiliate (or that has been maintained or contributed to in the last six years by Seller or any ERISA Affiliate) for the benefit of any current or former director, officer, employee or consultant of Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or may have any Liability.

     "Software Licence Agreement" means that certain software license agreement substantially in the form of Exhibit B to be dated as of the Closing Date by and among Husky, Husky US, Moldflow and Moldflow Ireland.

     "Tax" means (a) any federal, state, local, foreign and other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental (including taxes under Section 59A of the Code), capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee's income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority, (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (c) any items described in this paragraph that are attributable to another Person but that Seller is liable to pay by Law, by Contract or otherwise, whether or not disputed.

     "Tax Return" means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trademark Licence Agreement" means that certain trademark license agreement to be dated as of the Closing Date by and among Buyer and Moldflow and Moldflow Ireland substantially in the form of Exhibit C.

     "WARN Act" means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar California state law.

     "VAT" means value added tax.

     Section 1.2 Additional Defined Terms. For purposes of this Agreement and the Ancillary Agreements, the following terms have the meanings specified in the indicated Section of this Agreement:

Defined Term                         Section
------------                        --------
Accounts Receivable                 2.1
Active Employees                    3.15(a)
Adjustment Notice                   2.6(a)
Agreement                           Preamble
Assumed Liabilities                 2.3
Bill of Sale                        2.9(a)
Blakes                              2.8(a)
Blakes Escrow Agreement             2.8(a)
Books and Records                   2.1(h)
Business                            Preamble
Buying Parties Representative       9.2(a)
Claim Notice                        7.3(a)
Closing                             2.8
Closing Balance Sheet               2.6(a)
Closing Date                        2.8
Closing Net Working Capital         2.6(a)
COBRA                               3.14(b)
Controlling Party                   7.4(d)
Developed Programs                  3.11(j)
Dispute Notice                      2.6(b)
Escrow Agent                        2.9(a)
Escrow Agreement                    2.9(a)

Defined Term                         Section
------------                        --------
Escrow Amount                       2.9(b)
Escrow Closing                      2.8(b)
Escrow Closing Date                 2.8(g)
Excluded Assets                     2.2
Excluded Liabilities                2.4
Financial Statements                3.4(a)
Foreign Counsel                     2.8(a)
Hired Employee                      5.8(a)
Indemnified Party                   7.3(a)
Indemnifying Party                  7.3(a)
Independent Accounting Firm         2.6(g)
Initial Purchase Price              2.5
Interim Balance Sheet               3.4
Interim Net Working Capital         3.4
Inventories                         3.7
IP Assignments                      2.9(a)
Lease Assignments                   2.9(a)
Leased Real Property                3.10
Noncontrolling Party                7.4(d)
Objection Notice                    7.3(b)
Owned Intellectual Property         2.1(a)
Purchase Price                      2.6(k)
Purchased Assets                    2.1
Purchased Intellectual Property     2.1(1)
Buyer Indemnified Party             7.1
Selling Parties Representative      9.1(a)
Specified Procedures                2.6(d)
Tangible Personal Property          2.1
Third Party Intellectual Property   3.11(b)
Transfer Taxes                      5.1(a)
Transition Services Agreement       2.9(a)

     Section 1.3 References. Any reference in this Agreement to an "Article," "Section," "Exhibit" or "Schedule" refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The term "including" means "including without limitation" and is intended by way of example and not limitation. Any reference to a statute is deemed also to refer to any amendments or successor legislation, and all rules and regulations promulgated thereunder, as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.

     Section 1.4 Seller Disclosure Schedule. The Seller Disclosure Schedule is arranged in paragraphs corresponding to the subsections contained in Sections 1, 2, 3, and 7 of this Agreement.

     Section 1.5 Currency. Except as otherwise provided in this Agreement, all dollar amounts referred to in this Agreement are stated in U.S. dollars.

                                    ARTICLE 2
                                 THE TRANSACTION

     Section 2.1 Purchase and Sale of Purchased Assets. In accordance with the provisions of this Agreement and except as set forth in Section 2.2, on the Closing Date Moldflow shall, and shall cause each other Seller to, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall, and shall cause each other Buyer to, purchase and acquire from the Seller, free and clear of all Encumbrances other than Permitted Encumbrances including as identified in
Section 1.1 of the Seller Disclosure Schedule:

     (1) all Intellectual Property owned by Seller and its Affiliates that is used primarily or exclusively in the operation of the Business prior to the Closing Date, including but not limited to the Intellectual Property listed in
Section 2.1(1)(A) of the Seller Disclosure Schedule, but excluding the Excluded Intellectual Property (collectively, the "Owned Intellectual Property"), all goodwill associated with such Owned Intellectual Property, and the rights of Seller in the Third Party Intellectual Property (collectively, the "Purchased Intellectual Property") (the transfer of Intellectual Property provided in this
Section 2.1(1) is intended to constitute a technology transfer agreement for the purposes of the California Revenue & Taxation Code); and

     (2) all of Seller's right, title and interest in and to all of Seller's property and assets, real (immovable), personal (movable) or mixed, tangible and intangible, of every kind and description, wherever located, that are used primarily or exclusively in the operation of the Business, which subject to the foregoing shall include the following:

     (a) all accounts receivable that are trade accounts receivable and other rights to payment from customers, and the full benefit of all security for such accounts or rights to payment ("Accounts Receivable");

     (b) all inventories, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used in the production of finished goods ("Inventories");

     (c) all of the rights of Seller under all Contracts to which Seller is a party, by which Seller or any of the Purchased Assets is bound or pursuant to which Seller is an obligor or a beneficiary (and all outstanding offers or solicitations made by or to Seller to enter into any Contract including all Contracts under which Seller has licensed or otherwise obtained rights to Third Party Intellectual Property);

     (d) all machinery, equipment, furniture, furnishings, computer hardware, vehicles, tools, dies, molds and other items of tangible personal property of every kind owned or leased by Seller (collectively, the "Tangible Personal Property"), and the full benefit of all express or implied warranties by the manufacturers or sellers or lessors of any item or component part thereof, to the extent that such warranties are transferable;

     (e) the Moorpark Lease;

     (f) all Governmental Authorizations held by Seller and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

     (g) all books, records, manuals and other materials (in any form or medium), including all client and customer lists, referral sources, supplier and vendor lists, purchase orders, sales and purchase invoices, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, drawings, engineering specifications, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and similar documents, personnel and employee benefits records and copies of all other records described in Section 2.2(g) to the extent Seller is legally permitted to provide copies of such records to Buyer (the "Books and Records");

     (h) all claims and rights of Seller against third parties relating to any of the Purchased Assets or Assumed Liabilities, in each case, whether accruing before or after the Closing, and including all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which Seller may be entitled in connection with any of the Purchased Assets or Assumed Liabilities; and

     (i) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights of offset, (collectively, the "Purchased Assets").

     Section 2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, all right, title and interest of Seller in and to any assets not primarily or exclusively used in the operation of the Business including all right, title and interest of Seller in and to the following assets (collectively, the "Excluded Assets") are excluded from the Purchased Assets, and are to be retained by Seller as of the Closing, including:

     (a) all Intellectual Property created, licensed or used by Seller in its DAS Business;

     (b) all cash, cash equivalents, investments and marketable securities, except to the extent constituting a customer deposit or prepaid expense of the Business referred to in Section 2.1(j);

     (c) any bank or brokerage accounts of Seller;

     (d) all deposits and prepaid expenses not related primarily or exclusively to the Business;

     (e) Seller's corporate seals, certificate of incorporation, bylaws, minute books, stock records, tax returns, financial and tax records and similar corporate records having to do with the corporate organization of Seller;

     (f) all of Seller's rights and interest under any insurance policy including any amounts receivable thereunder;

     (g) those assets and Contracts listed in Section 2.2(g) of the Seller Disclosure Schedule, including any inter-company receivables or other inter-company assets and any assets and Contracts and Tangible Personal Property specified in the Transition Services Agreement;

     (h) the MPX Software and all assets related to the MPX Software and the MPX Business, including in each case all Intellectual Property rights;

     (i) all personnel records and other records that Seller is required by law to retain in its possession, it being understood that Buyer shall be entitled to a copy of said records when requested to the extent that the Seller is legally permitted to provide copies of such records to Buyer;

     (j) all claims for refund of Taxes and other governmental charges of whatever nature;

     (k) the Excluded Intellectual Property;

     (l) all rights in connection with and assets of Seller Plans; and

     (m) all rights of Seller under this Agreement or any of the Ancillary Agreements to which Seller is a party.

     Section 2.3 Assumed Liabilities. Effective as of the Closing, Husky will, and will cause each other Buyer to, assume and pay or perform when due, or reimburse Seller in the case of any payments made by Seller to Active Employees which are the responsibility of Buyer pursuant to Section 5.8(b), only the following Liabilities of Seller and which are primarily or exclusively related to the Business (collectively, the "Assumed Liabilities"):

     (a) all Liabilities of Seller primarily or exclusively related to the Business and incurred by Seller in the ordinary course of business since the date of the Interim Balance Sheet;

     (b) any Liability arising under claims by any Active Employee of the Business relating in any way to termination or severance of their employment with Seller pursuant to Section 5.8(a) provided that Seller complies with all applicable Laws in respect of such termination or severance, or lack or delay of any notice relating to the change in the terms of their employment arising pursuant to the transactions contemplated herein;

     (c) all Liabilities of the Seller arising under the Contracts included in the Purchased Assets or accrued but not required to have been paid thereunder as of the date of this Agreement (except, in each case, for any Liability, other than any Liability disclosed in Section 2.3(c) of the Seller Disclosure Schedule, arising out of or relating to (A) Seller's breach of, or failure to comply with, prior to the Closing, any covenant or obligation in any such Contract or (B) any event that occurred prior to the Closing that which, with the passing of time or the giving of notice, or both, would constitute such a breach or failure);

     (d) any Liability arising out of or relating to any warranty or other maintenance and service claims in the ordinary course of business; and

     (e) all Liabilities that are reflected in the Closing Balance Sheet.

Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement does not include the assumption of any Liability related to the Purchased Assets unless Buyer expressly assumes that Liability.

     Section 2.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement and any information disclosed to Husky, no Buyer assumes and has any responsibility for any Liabilities of Seller other than the Assumed Liabilities (the "Excluded Liabilities").

     Section 2.5 Consideration. The consideration for the Purchased Assets consists of the aggregate of (a) the payment at Closing of $7,000,000, subject to adjustment in accordance with Section 2.6, and (b) the assumption of the Assumed Liabilities (the "Initial Purchase Price").

     Section 2.6 Post-Closing Adjustment.

     (a) Within 60 days after the Closing Date, Moldflow will prepare and deliver to Husky written notice (the "Adjustment Notice") containing (A) an unaudited balance sheet of the Business as of the close of business on the Closing Date (the "Closing Balance Sheet"), (B) Moldflow's calculation of the Net Working Capital as at the Closing Date (the "Closing Net Working Capital") determined based on the Closing Balance Sheet and (C) Moldflow's calculation of the amount of any payment required pursuant to Section 2.6(i). Except as set forth in Section 3.4(b) of the Seller Disclosure Schedule, the Closing Balance Sheet will be prepared in a manner consistent with the Interim Balance Sheet. For the purposes of valuing all non U.S. dollar denominated assets and liabilities on the Closing Balance Sheet, the source of exchange rates will be those found on www.Federalreserve.gov taken as of the close of business on June 29, 2007.

     (b) During the period from the Closing Date until the date of delivery of the Closing Balance Sheet, Husky shall give Moldflow such assistance and access to the books and records relating to the Business and comprising part of the Purchased Assets as Moldflow may reasonably request in order to enable it to prepare the Closing Balance Sheet.

     (c) Forthwith after the Closing Date until the date of delivery of the Closing Balance Sheet, and in the event that such information is available in the sole discretion of Seller acting reasonably, Seller will use reasonable efforts to provide Buyer with preliminary drafts or portions of certain financial information (the "Preliminary Information") that will be used by Seller to prepare the Closing Balance Sheet. Any such Preliminary Information will be provided to Buyer as it becomes available on an as is basis, will not be audited, will not constitute the Closing Balance Sheet and will be in preliminary form, subject to material change. Buyer expressly agrees that Seller makes no representations and warranties about any such Preliminary Information, which shall be provided on an "as is" basis and that the use of such Preliminary Information by Buyer is at its sole risk.

     (d) For the purpose of assisting and facilitating Buyer in confirming that the Closing Balance Sheet is being and will be prepared in a manner consistent with the Interim Balance Sheet (except as set forth in Section 3.4(b) of the Seller Disclosure Schedule) including the application of Seller's accounting principles, policies and practices, Moldflow will, at Buyer's request, use commercially reasonable efforts to assist Buyer and its independent accountant in carrying out the specified procedures listed in Exhibit D (the "Specified Procedures"), provided that:

     (A) the covenant to assist Buyer and its independent accountant in Section 2.6(d) in no way changes the basis for the preparation of the Closing Balance Sheet set out in Sections 2.6 and 3.4(b) and does not expand or change the scope of the representation and warranty of Moldflow in Section 3.4;

     (B) Moldflow shall only be obligated to provide such assistance if requests for assistance hereunder do not unduly interfere with the ordinary conduct of business by the Seller; and

     (C) Moldflow shall not be responsible for the costs of Husky's independent accountant in carrying out the Specified Procedures.

Notwithstanding the foregoing, nothing herein obligates Moldflow to disclose any information, records, files or other data to Buyer or its independent accountant to the extent such disclosure is prohibited by any applicable Laws or if the consent of any Person or Governmental Authority is required to permit Moldflow to release such information, records, files or data to Husky and such consent has not been obtained following commercially reasonable efforts diligently made by Moldflow to obtain it.

     (e) Within 30 days after delivery of the Adjustment Notice, Husky will deliver to Moldflow a written response in which Husky will either:

          (i) agree in writing with Moldflow's calculation of the Closing Net Working Capital as set forth in the Adjustment Notice, in which case such calculation of the Closing Net Working Capital will be final and binding on the parties for purposes of Section 2.6(i); or

          (ii) dispute Moldflow's calculation of the Closing Net Working Capital as set forth in the Adjustment Notice by delivering to Moldflow a written notice (a "Dispute Notice") setting forth in reasonable detail the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.

     (f) If Husky fails to take either of the foregoing actions within 30 days after delivery of the Adjustment Notice, then Husky will be deemed to have irrevocably accepted Moldflow's calculation of the Closing Net Working Capital as set forth in the Adjustment Notice, in which case, such calculation of the Closing Net Working Capital will be final and binding on the parties for purposes of Section 2.6(i).

     (g) If Husky delivers a Dispute Notice to Moldflow within 30 days after delivery of the Adjustment Notice, then Husky and Seller will attempt in good faith, for a period of 30 days, to agree in writing on the calculation of the Closing Net Working Capital for purposes of Section 2.6(i). Any resolution by Husky and Moldflow during such 30-day period as to any disputed items will be final and binding on the Parties for purposes of Section 2.6(i). If Husky and Moldflow do not resolve all disputed items by the end of 30 days after the date of delivery of the Dispute Notice, then Husky and Moldflow will submit the remaining items in dispute to Deloitte & Touche USA LLP for resolution, or if that firm is unwilling or unable to serve, Husky and Moldflow will engage another mutually agreeable independent accounting firm of recognized national standing, which firm is not the regular auditing firm of, or adviser to, either Husky or Moldflow and is otherwise independent of each of the Parties. If Husky and Moldflow are unable to jointly select such independent accounting firm within 10 days after such 30-day period, Husky, on the one hand, and Moldflow, on the other hand, will each select an independent accounting firm of recognized national standing and each such selected accounting firm will select a third independent accounting firm of recognized national standing, which firm is not the regular auditing firm of, or adviser to, either Husky or Moldflow; provided, that if either Husky, on the one hand, or Moldflow, on the other hand, fail to select such independent accounting firm during this 10-day period, then the Parties agree that the independent accounting firm selected by the other Party is deemed to be the independent accounting firm selected by the Parties for purposes of this Section 2.6 (such selected independent accounting firm, whether pursuant to this sentence or the preceding sentence, the "Independent Accounting Firm"). Husky and Moldflow will instruct the Independent Accounting Firm to render its determination with respect to the items in dispute referred to in the Dispute Notice in a written report that specifies the conclusions of the Independent Accounting Firm as to each such item in dispute and the resulting calculation of the Closing Net Working Capital. Husky and Moldflow will instruct the Independent Accounting Firm to render its determination as soon as practicable after referral of the items to such firm but in any event within 30 days following such referral. The determinations of the Independent Accounting Firm with respect to the Closing Net Working Capital as set forth in its report will be final and binding on the Parties for purposes of Section 2.6(i). Moldflow will revise the Closing Balance Sheet and the calculation of the Closing Net Working Capital as appropriate to reflect the resolution of the issues in dispute pursuant to this Section 2.6(g). The fees and expenses of the Independent Accounting Firm will be shared by Husky and Moldflow in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Husky and Moldflow, respectively.

     (h) For purposes of complying with this Section 2.6, the Parties will furnish to each other and to the Independent Accounting Firm as soon as practicable such work papers and other documents and information relating to the disputed issues as the Independent Accounting Firm may request and are available to that Party (or its independent public accountants) and will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm. Either Party may require that the Independent Accounting Firm enter into a customary form of confidentiality agreement with respect to the work papers and other documents and information regarding the Party provided to the Independent Accounting Firm pursuant to this
Section 2.6.

     (i) If the Closing Net Working Capital as finally determined pursuant to this Section 2.6 is less than the Interim Net Working Capital, then Moldflow will pay to Husky the amount of such difference in cash plus interest thereon (calculated based on the actual number of days elapsed in a year consisting of 365 days) from the Closing Date through and including the date of such payment at a rate of 5% per annum. If the Closing Net Working Capital as finally determined pursuant to this Section 2.6 is greater than the Interim Net Working Capital, then Husky will pay to Moldflow the amount of such difference in cash plus interest thereon (calculated based on the actual number of days elapsed in a year consisting of 365 days) from the Closing Date through and including the date of such payment at a rate of 5% per annum.

     (j) Any payment to Husky pursuant Section 2.6(i) will be effected by wire transfer of immediately available funds from Moldflow to an account designated by Husky, and any payment to Moldflow pursuant to Section 2.6(i) will be effected by wire transfer of immediately available funds to an account designated by Moldflow. Such payments will be made within five Business Days following the final determination of the Closing Net Working Capital in accordance with this Section 2.6.

     (k) The payment pursuant to Section 2.6(i) (other than the portion thereof that is attributable to the payment of interest pursuant to Section 2.6(i)) will be treated by the Parties as an adjustment to the Initial Purchase Price. The Initial Purchase Price as so adjusted is referred to in this Agreement as the "Purchase Price."

     Section 2.7 Allocation of Purchase Price and Assumed Liabilities. The Purchase Price and Assumed Liabilities will be allocated in accordance with Exhibit A. After the Closing, the Parties will make consistent use of the allocation, fair market values and useful lives specified in Exhibit A for all Tax purposes and in all filings, declarations and reports with each relevant Governmental Authority, and the IRS, as applicable, in respect thereof, including the reports required to be filed under Section 1060 of the Code. Within 45 days after the date the Purchase Price is determined, the Parties shall modify the allocation in Exhibit A in accordance with such determination and Husky will prepare and deliver IRS Form 8594 to Moldflow to be filed with the IRS. Any adjustment to the Purchase Price will be allocated in accordance with Section 1060 of the Code. In any Proceeding related to the determination of any Tax, neither Husky nor Moldflow will contend or represent that such allocation is not a correct allocation.

     Section 2.8 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will be effective as at 12:01 a.m. (Eastern Daylight time) on the Closing Date, or at such other time on the Closing Date as may be agreed orally or in writing by the Parties hereto in accordance with the following provisions:

     (a) Because the Closing Date is not a Business Day, it is the desire of both Moldflow and Husky that, provided the other conditions in Article 6 are satisfied or waived, the transactions contemplated in this Agreement be closed in escrow (the "Escrow Closing") and be released from escrow on the Closing Date. The Parties agree that the Escrow Closing shall take place on June 29, 2007, or such earlier or later date as the Parties may mutually agree (the "Escrow Closing Date"), at the offices of Blake, Cassels & Graydon LLP, Toronto, Ontario ("Blakes") and at the office's of Husky's local counsel in Ireland, Italy, Spain, Germany, France, England and the United States (the "Foreign Counsel").

     (b) The Parties agree that at or before the Escrow Closing, Moldflow and Husky shall execute and deliver to Blakes and the Foreign Counsel, in escrow, or cause to be executed and delivered all documents, instruments and things required to be delivered at the Closing under the Purchase Agreement. Husky shall also deliver to Blakes, in escrow, all payments required to be delivered at the Closing under the Purchase Agreement. The Parties agree that Blakes, counsel to Moldflow, shall act as escrow agent in connection with the Escrow Closing, in accordance with the terms and conditions of a separate escrow agreement to be dated June 29, 2007, satisfactory in form and substance to the Parties and Blakes, acting reasonably (the "Blakes Escrow Agreement"). All documents, instruments, things and monies delivered to Blakes at the Escrow Closing shall be dealt with by Blakes in accordance with the Blakes Escrow Agreement. All documents, instruments and things delivered to the Foreign Counsel shall be dealt with in accordance with a joint written direction of Buyer and Seller.

     (c) The Escrow Closing shall occur in accordance with a closing agenda, in form and substance satisfactory to both Parties and their respective counsel, acting reasonably. The Parties further acknowledge and agree that such closing agenda shall specify the order in which documents and payments are to be delivered and Closing shall be deemed to occur in the same order on the Closing Date.

     Section 2.9 Closing Deliveries.

     (a) At the Closing, Moldflow will deliver or cause to be executed and delivered to Husky:

          (i) bills of sale, business transfer agreement or similar conveyance and assignment and assumption agreements in form and substance satisfactory to the Parties, acting reasonably (collectively, referred to as the "Bill of Sale") executed and delivered by the relevant Seller in favour of Husky US in respect of all of the Purchased Assets other than those referred to in clauses (B), (C), (D), (E), (F), (G),
          (H) and (I) below; (B) Husky France in respect of those Purchased Assets located in France (other than those assets referred to in (C));
          (C) Husky Lux in respect of those Purchased Assets located in England, together with all accounts receivables, accounts payables and VAT receivables located in France; (D) Husky Italy in respect of those Purchased Assets located in Italy; (E) Husky Spain in respect of those Purchased Assets located in Spain; (F) Husky in respect of the Purchased Intellectual Property from Moldflow and Moldflow Ireland, respectively; (G) Husky Ireland in respect of those Purchased Assets located in Ireland (other than Purchased Intellectual Property located in Ireland); ) (H) Husky Germany in respect of those Purchased Assets located in Germany; and (I) to an Affiliate designated by Husky in each other jurisdiction in which any of the Purchased Assets are as at the Closing located;

          (ii) an assignment of Moldflow's rights under the Moorpark Lease in the form of Exhibit E (the "Lease Assignment") executed by Moldflow, Husky US and the landlord thereof, if required, together with an estoppel certificate executed by said landlord in form and substance satisfactory to Husky and Moldflow, each acting reasonably;

          (iii) assignments of all Purchased Intellectual Property in the forms of Exhibit F, (collectively, the "IP Assignments") executed by Seller;

          (iv) an escrow agreement executed by Moldflow in the form of Exhibit G (the "Escrow Agreement") by and among Moldflow, Equity Transfer & Trust Company (the "Escrow Agent") and Husky;

          (v) the Software License Agreement executed by Moldflow and Moldflow Ireland;

          (vi) the Trademark License Agreement executed by Moldflow and Moldflow Ireland;

          (vii) a transition services agreement substantially in the form of Exhibit H pursuant to which Seller and Buyer shall assist each other in transitioning the Business including the short term rental of the premises currently utilized by employees of the Business (the "Transition Services Agreement"); and

          (viii) a certificate of a senior officer of Moldflow dated as of the Closing Date in the form of Exhibit I.

     (b) At the Closing, Husky will deliver or cause to be delivered to
Moldflow:

          (i) the Initial Purchase Price minus (a) the Escrow Amount, to the account designated by Seller in writing by bank draft or wire transfer of immediately available funds;

          (ii) the Lease Assignment executed by Husky US;

          (iii) the Bills of Sale and the other assignments, if any, under
          Section 2.9(a)(i) that call for a signature by the relevant Buyer;

          (iv) the sum of $1,000,000 (the "Escrow Amount") which shall be delivered to the Escrow Agent on the first Business Day following the Closing Date by bank draft or wire transfer to an account specified by the Escrow Agent;

          (v) the Escrow Agreement executed by Husky and the Escrow Agent;

          (vi) the Transition Services Agreement executed by Buyer;

          (vii) the Software License Agreement executed by Husky and Husky US;

          (viii) the Trademark License Agreement executed by Buyer; and

          (ix) a certificate of a senior officer of Husky dated as of the Closing Date in the form of Exhibit J.

     Section 2.10 Consents. If there are any third party consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing with respect to any of the Contracts included in the Purchased Assets, then notwithstanding Section 2.1 and Section 2.9, neither this Agreement, any of the Ancillary Agreements nor any other document related to the consummation of the transactions contemplated by this Agreement will constitute a sale, assignment, assumption, transfer, conveyance or delivery, or an attempted sale, assignment, assumption, transfer, conveyance or delivery, of any such Contract unless and until the consent to such Contract is obtained, pending which Seller will hold the Contract and the benefits thereof in trust for Buyer and perform the Seller's obligations under the Contract at the expense of Buyer. Following the Closing, the Parties will use their respective commercially reasonable efforts and cooperate with each other to obtain the consent relating to each such Contract as quickly as practicable. Pending the obtaining of the consent relating to any such Contract, the Parties will cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Contract for its term or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder.

     Section 2.11 Release of Escrow Amount. The Escrow Amount shall be held for later distribution pending the determination of any claims by any Indemnified Party hereunder pursuant to Article 7 (the "Adjustments") in accordance with the terms of the Escrow Agreement. The Escrow Amount shall be deposited by the Escrow Agent and invested in accordance with the terms of the Escrow Agreement. The Escrow Agreement shall provide that, in the event of any disagreement between Husky and Moldflow regarding the dollar amount of any such Adjustments,
(a) such matter shall be subject to the dispute resolution mechanism provided in
Section 9.14 hereof, (b) the portion of the Escrow Amount subject to any such disputed Adjustments shall only be released and distributed in accordance with the final determination of such dispute by the arbitrator thereof, and (c) the balance of the Escrow Amount, if any, shall be paid to Moldflow or Husky.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF MOLDFLOW

     As an inducement to Buyer to enter into this Agreement, Moldflow represents and warrants to Buyer as follows and acknowledges that Buyer is relying upon the truth, accuracy and completeness of such representations and warranties in connection with the consummation of the transactions contemplated in this Agreement and the Ancillary Agreements.

     Section 3.1 Organization and Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate the assets used primarily or exclusively in the operation of the Business. Section 3.1 of the Seller Disclosure Schedule sets forth an accurate and complete list of the jurisdictions in which each Seller or its Affiliates are authorized to carry on the Business. Each Seller is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each of such jurisdictions described in Section 3.1 of the Seller Disclosure Schedule.

     Section 3.2 Authority and Enforceability. Moldflow has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform Moldflow's obligations under this Agreement and each such Ancillary Agreement. Seller has all requisite power and authority to execute and deliver each of the Ancillary Agreements to which Seller is a party and to perform its obligations under such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Seller, as applicable. This Agreement has been duly executed and delivered by Moldflow and constitutes the legal, valid and binding obligation of Moldflow, enforceable against Moldflow in accordance with its terms. Upon the execution and delivery by the relevant Seller of the Ancillary Agreements to which such Seller is a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of such Seller, enforceable in accordance with their terms.

     Section 3.3 No Conflict. Except as set forth in Section 3.3 of the Seller Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect in the case of clauses (a)(ii), (a)(iii) or (b) below, neither the execution nor delivery of this Agreement or any Ancillary Agreement, nor the consummation or performance of the transactions contemplated by this Agreement or any Ancillary Agreement, will:

     (a) directly or indirectly (with or without notice, lapse of time or both) conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, result in the imposition of any Encumbrances on any of the Purchased Assets the Business under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under (i) the articles of incorporation or bylaws of Moldflow, (ii) any Governmental Authorization or Contract to which any of the Purchased Assets are bound or (iii) any Law or Judgment applicable to Seller or any of the Purchased Assets; or

     (b) require Seller to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person.

     Section 3.4 Financial Statements.

     (a) Attached as Section 3.4(a)(i) and (ii), respectively, of the Seller Disclosure Schedule are the following (collectively, the "Financial Statements"):

          (i) the Seller balance sheet as at March 31, 2007 prepared as described in (b) below (the "Interim Balance Sheet"); and

          (ii) the Net Working Capital as determined from the Interim Balance Sheet, the calculation of which is set out in Section 3.4(a)(ii) of the Seller Disclosure Schedule (the "Interim Net Working Capital").

     (b) Except as disclosed in Section 3.4(b) of the Seller Disclosure Schedule, the Financial Statements are correct and complete in all material respects, and are consistent with the books and records of Moldflow, and have been derived from the consolidated balance sheet of Moldflow as at March 31, 2007 which was prepared in accordance with GAAP, applied on a basis consistent with the preparation of the audited consolidated balance sheet of Moldflow as at June 30, 2006, except for: (i) the use of a four quarter trailing average for each balance sheet account; (ii) the exclusion of any purchase accounting adjustments arising from the transactions contemplated by this Agreement; (iii) the exclusion of Excluded Assets and Excluded Liabilities; (iv) adjustments to reflect the Business as a standalone entity; (v) usual year end adjustments the effect of which will not, individually or in the aggregate, be material; and
(vi) the absence of notes that, if presented, would not differ materially from the notes to the audited consolidated balance sheet of Moldflow as at June 30, 2006.

     Section 3.5 Books and Records. The Books and Records have been prepared and maintained in accordance with sound business practices and represent material financial transactions of the Business. At the time of the Closing, all of such Books and Records will be in the possession of Seller or at a third party service provider listed in Section 3.5 to the Seller Disclosure Schedule.

     Section 3.6 Accounts Receivable. All Accounts Receivable are reflected properly on the Interim Balance Sheet or the accounting records of Seller as of the Closing Date and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Such Accounts Receivable will as of the Closing Date be collectible, net of the respective reserve shown in the corresponding line items on the Interim Balance Sheet or on the accounting records of Seller as of the Closing Date, as the case may be. Subject to such reserves, each such Account Receivable either has been or will be able to be collected in full, without any material setoff, in the ordinary course of Business. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, relating to the amount or validity of such Account Receivable. Section 3.6 of the Seller Disclosure Schedule sets forth an accurate and complete list and the aging of all Accounts Receivable as of the date of the Interim Balance Sheet and as of May 31, 2007.

     Section 3.7 Inventories. Except as set forth in Section 3.7 of the Seller Disclosure Schedule: (i) all Inventories of the Business are of a quality and quantity usable and, with respect to finished goods, saleable in the ordinary course of business; and (ii) Inventory that is slow-moving, obsolete, damaged, defective or of below-standard quality has been or will be written off or written down to net realizable value on the Interim Balance Sheet or the accounting records of Seller as of the Closing Date in accordance with the past custom and practice of Seller, subject only to the reserve for Inventory write-down set forth in the corresponding line item on the Interim Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. The values at which Inventory is carried reflect the inventory valuation policy of Seller, which is in accordance with GAAP, but excluding capitalized amounts related to labour and overhead costs. Seller does not have any commitments to purchase Inventory, other than in the ordinary course of business.

     Section 3.8 Absence of Certain Changes and Events. Since the date of the Interim Balance Sheet and other than as set forth on Section 3.8 of the Seller Disclosure Schedule, Seller has conducted the Business only in the ordinary course of business and except as disclosed on Section 3.8 of the Seller Disclosure Schedule there has not been any change or event that has had or would reasonably be expected to be materially adverse to the Business, assets, properties, Liabilities, condition (financial or otherwise), operating results or operations of the Business or on a material asset included in the Purchased Assets or a material Liability included in the Assumed Liabilities. Without limiting the generality of the foregoing, since the date of the Interim Balance Sheet, except as disclosed on Schedule 3.8, there has not been in respect of the Business, the Purchased Assets or any Assumed Liability any:

     (a) sale, lease, license, pledge or other disposition of or Encumbrance on any of the Purchased Assets (other than sales of inventory in the ordinary course of business);

     (b) acquisition (i) by merger or consolidation with, or by purchase of all or a substantial portion of the assets or any stock of, or by any other manner, any business or Person or (ii) of any Purchased Assets that are material individually or in the aggregate, except purchases of inventory in the ordinary course of business;

     (c) damage to, or destruction or loss of, any of the Purchased Assets with an aggregate value to Seller in excess of $50,000, whether or not covered by insurance;

     (d) entry into, modification, acceleration, cancellation or termination of or receipt of notice of termination of, any Contract (or series of related Contracts) other than in the ordinary course of business which involves a total remaining commitment by or to Seller of at least $50,000 or entry into any material Contract relating to the distribution, sale or marketing by third parties of the products used in the Business, other than in the ordinary course of business;

     (e) with respect to Active Employees: (i) except as required by Law or set forth in Section 3.8 of the Seller Disclosure Schedule, adoption, entry into, termination or amendment of any Seller Plan, collective bargaining agreement or employment, severance or similar Contract, (ii) increase in the compensation or fringe benefits of, or payment of any bonus, (iii) amendment or acceleration by Seller of the payment, right to payment or vesting of any compensation or benefits, (iv) payment by Seller of any benefit not provided for as of the date of this Agreement under any Seller Plan, or (v) grant by Seller to any Active Employees of any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, or the removal of existing restrictions in any Seller Plans or Contracts or awards made thereunder;

     (f) cancellation, compromise, release or waiver of any claims or rights (or series of related claims or rights) with a value to Seller exceeding $50,000 or otherwise outside the ordinary course of business;

     (g) settlement or compromise in connection with any Proceeding involving Seller;

     (h) any individual capital expenditure or other individual expenditure by Seller with respect to property, plant or equipment in excess of $50,000;

     (i) acceleration or delay in the payment of accounts payable or other Liabilities or in the collection of Accounts Receivable, other than in the ordinary course of business;

     (j) any resignation or termination or, to the Seller's Knowledge, any threatened resignation or termination of the employment of any of the Active Employees;

     (k) revaluation of any of the Purchased Assets, including writing down the value of inventory or writing off Accounts Receivable;

     (l) increase, reduction, draw-down or reversal of reserves (other than in accordance with GAAP);

     (m) transfer, assignment or grant of any license or sublicense of any rights under or with respect to any Intellectual Property, except in the ordinary course of business;

     (n) abandonment, cancellation, lapse or expiration of any Intellectual Property that was, as of the date of the Interim Balance Sheet, or at any time thereafter, the subject of any application or registration; or

     (o) authorization of or Contract by Seller to take any of the actions described in this Section 3.8.

     Section 3.9 Assets. Seller has good and marketable title to, or in the case of leased assets, valid leasehold interests in, all of the Purchased Assets, free and clear of any Encumbrances, except for Permitted Encumbrances. Except as set forth in Section 3.9(A) of the Seller Disclosure Schedule, the Tangible Personal Property constitutes all tangible personal property necessary to conduct the Business as conducted. Except as set forth in Section 3.9(B) of the Seller Disclosure Schedule, each item of Tangible Personal Property is in good operating condition and repair, ordinary wear and tear excepted is suitable for the purposes for which it is being used by Seller and, to the Knowledge of Seller, has been maintained in accordance with normal industry practice.

     Section 3.10 Leased Real Property.

     (a) Section 3.10(a) of the Seller Disclosure Schedule sets the aggregate annual rent payable thereunder of the Moorpark Lease. Moldflow has delivered to Buyer an accurate and complete copy of the Moorpark Lease and there are no other Contracts to which Seller is a party granting a right in the real property leased pursuant thereto.

     (b) Moldflow holds a valid leasehold interest in the property leased under the Moorpark Lease, free and clear of any Encumbrances other than Permitted Encumbrances.

     (c) No Person other than Seller is in possession of any portion of the property leased under the Moorpark Lease. Seller has not granted to any Person the right to use or occupy any portion of any parcel of property leased under the Moorpark Lease, and Seller has received no notice, and Seller has no Knowledge, of any claim of any Person to the contrary.

     Section 3.11 Intellectual Property.

     (a) Ownership. Seller is the sole and exclusive owner of, and has all right, title and interest in and to, including the right to transfer to Buyer, the Owned Intellectual Property. Seller has valid and enforceable rights to use and, to the extent permitted under the relevant Contracts, transfer to Buyer the Third Party Intellectual Property. The Purchased Intellectual Property and any Intellectual Property to be provided by Seller to Buyer under the Transitional Services Agreement and licensed by Seller to Buyer under the IP License Agreements constitutes all Intellectual Property necessary to conduct the Business as conducted by Seller as at the date of the Interim Balance Sheet.

     (b) Inbound Licenses and Rights. Section 3.11(b) of the Seller Disclosure Schedule lists all Purchased Intellectual Property (other than immaterial Intellectual Property) that any third party has licensed to Seller or otherwise authorized Seller to use (the "Third Party Intellectual Property"). Seller has delivered to Buyer accurate and complete copies of the Contracts governing such Third Party Intellectual Property (except for licenses of Internally Used Shrinkwrap Software). Neither Seller, nor, to the Knowledge of Seller, any other party thereto, has breached any of the Contracts governing the Third Party Intellectual Property. Seller has not granted any sublicense or similar rights with respect to any such Third Party Intellectual Property, except in the ordinary course of business and as set forth in Section 3.11(b) of the Seller Disclosure Schedule.

     (c) No Restrictions. The Owned Intellectual Property is free of all payment obligations and other Encumbrances, other than Permitted Encumbrances, and is not subject to any Judgments or limitations or restrictions on use or otherwise. No Person has any rights in the Owned Intellectual Property that could cause any reversion or renewal of rights in favour of that Person or termination of Seller's or, following the Closing, Buyer's rights in the Owned Intellectual Property.

     (d) Other Assignments. Section 3.11(d) of the Seller Disclosure Schedule separately lists all written assignments, if any, required by Law or any Contract to convey to Buyer all of Seller's rights, title and interest in and to the Purchased Intellectual Property.

     (e) Registered Intellectual Property. Section 3.11(e)(A) of the Seller Disclosure Schedule separately lists all Registered Intellectual Property included within the Purchased Intellectual Property. All necessary registration, maintenance, renewal and annuity fees and taxes have been paid, and all necessary documents have been filed in connection with the Registered Intellectual Property and all registrations are in force and all applications for the same are pending in good standing and without any adverse action or Proceeding pending or to Seller's Knowledge threatened by or before the agency in which the registrations or applications are issued or filed. Section 3.11(e)(B) of the Seller Disclosure Schedule lists to the Knowledge of the Seller all actions that must be taken with respect to the Registered Intellectual Property within 90 days after the Closing Date relating to the payment of any fees or stamp taxes or duties, or the filing of any documents necessary or appropriate to maintain, perfect, or renew any Registered Intellectual Property.

     (f) No Violation of Seller's Rights. The transfers, assignments, and licenses variously granted to Buyer pursuant to this Agreement, the Ancillary Agreements and the IP License Agreements will not result in Buyer infringing Seller's Intellectual Property rights pursuant to the use thereof in accordance with the terms of such agreements. To the Knowledge of Seller, no Person has used, disclosed, infringed or misappropriated any of the Owned Intellectual Property, other than as provided in Section 3.11(f) of the Seller Disclosure Schedule. Immediately after the Closing, Buyer will have sole rights to bring actions for unlawful disclosure, infringement or misappropriation of the Owned Intellectual Property and the Third Party Intellectual Property (but only to the extent the Contract relating thereto provides such rights to Seller). Seller has not commenced or threatened any Proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of the Purchased Intellectual Property or breach of any Contract involving the Purchased Intellectual Property.

     (g) No Violation of Third Party Rights. Except as disclosed in Section 3.11(g) of the Seller Disclosure Schedule, to the Knowledge of Seller, neither the conduct of the Business nor the use or license by Seller of the Owned Intellectual Property infringes or misappropriates any other Person's Intellectual Property rights. Seller's transfer of the Purchased Intellectual Property will not violate any third party's Intellectual Property rights. Seller has not received notice of any pending or threatened Proceeding or any allegation or claim in which any Person alleges that the Owned Intellectual Property has violated any Person's Intellectual Property rights. Except as disclosed in Section 3.11(g) of the Seller Disclosure Schedule, there are no pending disputes between Seller and any other Person relating to the Owned Intellectual Property.

     (h) Confidentiality. Seller has taken all commercially reasonable steps necessary to protect and preserve its trade secrets and other confidential information included in the Owned Intellectual Property.

     (i) No Harmful Code. Seller takes commercially reasonable steps at all times to insure that all software and data residing on its computer networks or licensed or otherwise distributed to the customers of the Business is free of viruses and other disruptive technological means. Except as disclosed in Section 3.11(i) of the Seller Disclosure Schedule, the Purchased Intellectual Property does not contain any Harmful Code.

     (j) Software Functionality. Each of the computer software programs listed in Section 3.11(j)(A) of the Seller Disclosure Schedule (the "Developed Programs") is operational substantially in accordance with the specifications and documentation of Moldflow relating to that software, and has been documented in accordance with the standard practices of Moldflow except as set forth in
Section 3.11(j)(B) of the Seller Disclosure Schedule. Moldflow possesses full and complete source and object code versions of each Developed Program. Each Developed Program includes all items so that the Active Employees involved in such activities at the time of Closing can develop, maintain, support, compile and use the Developed Programs, except as set forth in Section 3.11(j)(B) of the Seller Disclosure Schedule.

     (k) Open Source Freeware. Except as disclosed in Section 3.11(k) of the Seller Disclosure Schedule, the Developed Programs do not incorporate, depend upon or require for their functionality any open source software or freeware.

     (l) Validity. To the Knowledge of the Seller, all patents and registered or unregistered copyrights, trademarks and service marks included in the Owned Intellectual Property are valid and subsisting under applicable Law for those respective categories of Intellectual Property. To the Knowledge of the Seller, no facts or circumstances exist that could render any of the Owned Intellectual Property invalid or unenforceable. All current releases and current versions of the software included in the Owned Intellectual Property contain appropriate copyright legends or notices in the name of Seller.

     Section 3.12 Contracts.

     (a) Section 3.12(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of each Contract (or group of related Contracts) included in the Purchased Assets, other than Contracts that are not material to the Business and customer contracts entered into in the ordinary course of business, which:

          (i) involves performance of services or delivery of goods or materials, the performance of which extends over a period of more than one year and that otherwise involves an amount or value in excess of $50,000;

          (ii) is for individual capital expenditures in excess of $50,000;

          (iii) is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit, other than Accounts Receivable and payables in the ordinary course of business;

          (iv) is a lease or sublease of any real or personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any real or personal property (except personal property leases and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and a term of less than one year);

          (v) is a license or other Contract under which Seller has licensed or otherwise granted rights in any Purchased Intellectual Property to any Person (except for licenses in connection with the sale of a product to customers in the ordinary course of business) or any third party has licensed or sublicensed to Seller, or otherwise authorized Seller to use, any Third Party Intellectual Property (except for Internally Used Shrinkwrap Software);

          (vi) is for the employment of, or receipt of any services from, any Active Employee or any consultant on a full-time, part-time, consulting or other basis relating to the Business;

          (vii) provides for change of control, severance, termination or similar pay to any Active Employees or consultants or other independent contractors;

          (viii) provides for a loan or advance of any amount to any Active Employee or consultant or agent of the Business, other than advances for travel and other appropriate business expenses in the ordinary course of business;

          (ix) (A) licenses any third party to manufacture or reproduce any of the products, services or technology of the Business or (B) any Contract entered into by the Seller outside the ordinary course of business to sell or distribute any of the products, services or technology of the Business;

          (x) is a joint venture, partnership or other Contract involving any joint conduct or sharing of any business, venture or enterprise, or a sharing of profits or losses or pursuant to which Seller has any ownership interest in any other Person or business enterprise;

          (xi) contains any covenant limiting the right of Seller to engage in any line of business or to compete (geographically or otherwise) with any Person, granting any exclusive rights to make, sell or distribute the products of the Business, granting any "most favoured nations" or similar rights or otherwise prohibiting or limiting the right of Seller to make, sell or distribute any products or services;

          (xii) involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of Seller;

          (xiii) is a power of attorney granted by or on behalf of Seller;

          (xiv) is a written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller other than in the ordinary course of business;

          (xv) was entered into other than in the ordinary course of business and that involves an amount or value in excess of $50,000 (other than Contracts described in subparagraph (i)) or contains or provides for an express undertaking by Seller to be responsible for consequential damages; or

          (xvi) under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect.

     (b) Seller has delivered to Buyer an accurate and complete copy (in the case of each written Contract) or an accurate and complete written summary (in the case of each oral Contract) of each of the Contracts required to be listed in Section 3.12(a) of the Seller Disclosure Schedule. Except as disclosed in
Schedule 3.12(b) of the Seller Disclosure Schedule, with respect to each such Contract required to be listed:

          (i) the Contract is legal, valid, binding, enforceable against the relevant Seller and in full force and effect except to the extent it has previously expired in accordance with its terms;

          (ii) Seller and, to the Knowledge of Seller, the other parties to the Contract have performed all of their respective obligations required to be performed under the Contract;

          (iii) Neither Seller nor, to the Knowledge of Seller, any other party to the Contract is in breach or default under the Contract and no event has occurred or circumstance exists that (with or without notice, lapse of time or both) would constitute a breach or default by Seller or, to the Knowledge of Seller, by any such other party or to the Knowledge of Seller permit termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit under, result in any payment becoming due under, result in the imposition of any Encumbrances on any of the Purchased Assets, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, the Contract, nor has Seller given or received notice or other communication alleging the same; and

          (iv) the Contract is not under negotiation (nor has written demand for any renegotiation been made), no party has repudiated any portion of the Contract and Seller has no Knowledge that any party to the Contract does not intend to renew it at the end of its current term (to the extent the Contract is by its terms renewable).

     Section 3.13 Tax Matters.

     (a) All Taxes that Seller is required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any Active Employee or any independent contractor, creditor, or other third party relating to the Business, have been duly withheld or collected. To the extent required by applicable Law, all such amounts have been or will be paid over to the proper Governmental Authority when due.

     (b) No Seller has entered into any transactions relating to the Business and the Purchased Assets that require disclosure under Section 6011 of the Code.

     Section 3.14 Employee Benefit Matters.

     (a) Section 3.14(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of all Seller Plans in which the Hired Employees currently participate. Seller has delivered to Buyer an accurate and complete copy of each such Seller Plan.

     (b) Each Seller Plan is maintained, funded, operated and administered in each case in accordance with the terms of such Seller Plan and in compliance in all material respects with all applicable Laws, including ERISA and the Code, and no compliance failure would result in a material Liability. Seller is in compliance in all material respects with the provisions of Section 4980B of the Code ("COBRA"), the Health Insurance Portability and Accountability Act of 1996 and the Family Medical Leave Act 1993. Any Seller Plan that is a pension plan, as defined in Section 3(3) of ERISA, and is intended to meet the requirements of
Section 401(a) and 401(k) of the Code ("Seller's Section 401(k) Plan") has received a favourable determination letter or opinion letter issued by the IRS regarding its tax qualified status, and since the date of any such opinion letter no amendment has been adopted that would affect the status of the Seller's Section 401(k) Plan as a prototype plan under the Code. All contributions required to be made to Seller's Section 401(k) Plan by applicable Law and the terms of such Seller Plan, for any period through the Closing Date, have been timely made or paid in full or, to the extent not required to be made or paid on or before the Closing Date, have been fully reflected in line items on the Interim Balance Sheet. All returns, reports and filings required by any Governmental Authority or which must be furnished to any Person with respect to Seller's Section 401(k) Plan have been filed or furnished.

     (c) Subject to Section 3.14(c) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event, including termination by the Seller of the Active Employees) will not cause accelerated vesting, payment or delivery of, or increase the amount or value of any payment or benefit under or in connection with any Seller.

     Section 3.15 Employment and Labour Matters.

     (a) Section 3.15(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of all employees or independent contractors (other than product resellers) currently performing services for Seller primarily or exclusively in the operation of the Business, including each employee on leave of absence or layoff status but excluding employees that provide corporate finance, accounting, administrative or legal services relating to the operation of the Business ("Active Employees"), along with the position, date of hire or engagement, compensation and benefits, scheduled increases in compensation, scheduled or contemplated promotions, accrued but unused sick and vacation leave and service credited for purposes of vesting and eligibility to participate under any Seller Plan with respect to such Persons.

     (b) In respect of the Hired Employees, neither Seller nor any ERISA Affiliate is a party to or bound by any collective bargaining, works council or other Contract with any labour union, works council or representative of any employee group in the Business, nor is any such Contract being negotiated by Seller or any ERISA Affiliate. Seller has no Knowledge of any union organizing, election or other activities made or threatened at any time within the past four years by or on behalf of any union, works council or other labour organization or group of employees with respect to any employees of the Business. Except as set forth on Section 3.15(b) of the Seller Disclosure Schedule, there is no union, works council, or other labour organization, which, pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement.

     (c) There is no labour strike, picketing, slowdown, lockout, employee grievance process or other work stoppage affecting the Business including any employees or independent contractors currently performing services for Seller in the Business nor to the Knowledge of Seller is any such action threatened. To the Knowledge of Seller, no event has occurred or circumstance exists that may give rise to any such action, nor does Seller contemplate a lockout of any employees in the Business.

     (d) Except as disclosed in Schedule 3.15(d) to the Seller Disclosure Schedule, Seller is in compliance in all material respects with all applicable Laws and its own policies relating to labour and employment matters, including fair employment practices, terms and conditions of employment, equal employment opportunity, non-discrimination, immigration, termination, severance, wages, hours, benefits, workers' compensation, the payment of social security and similar Taxes, occupational safety and plant closing, and notification and other obligations relating to the business transfer in each case to the extent applicable to any Active Employees.

     (e) There is no Proceeding pending or, to the Knowledge of Seller, threatened against or affecting the Business or relating to any alleged violation by Seller (or its directors or officers) of any Law pertaining to labour relations or employment matters. Seller has not committed any unfair labour practice, nor is there any charge or complaint of unfair labour practice filed or, to the Knowledge of Seller, threatened against Seller before the National Labour Relations Board or any other Governmental Authority. In respect of the Active Employees, there is no complaint or charge of discrimination filed or, to the Knowledge of Seller, threatened, against Seller with the Equal Employment Opportunity Commission or any other Governmental Authority.

     (f) In respect of the Active Employees, since June 30, 2006, Seller has not implemented any plant closing or layoff of employees that could implicate the WARN Act. Section 3.15(f) of the Seller Disclosure Schedule sets forth an accurate and complete list of all employees of the Business who have been terminated or laid off, or whose hours of work have been reduced by more than 50% by Seller, in the six months prior to the date of this Agreement.

     (g) Section 3.15(g) of the Seller Disclosure Schedule sets forth an accurate and complete list of all employees of the Business who are employed in the U.S. and who, to the Knowledge of Seller, are not U.S. citizens or permanent residents. To the Seller's Knowledge, each of the employees required to be listed on such schedule is, to the Knowledge of Seller, authorized under applicable U.S. immigration Laws to work in his or her current position for Seller specified in Section 3.15(g) of the Seller Disclosure Schedule opposite the employee's name and, to the Knowledge of Seller, none of the employees required to be so listed requires authorization from any Governmental Authority to be employed in his or her current position by Seller.

     Section 3.16 Environmental, Health and Safety Matters.

     (a) Except as set forth in Section 3.16(a) of the Seller Disclosure Schedule, disclosed in the Phase I Report prepared by Arcadis G&M, Inc. dated as of December 11, 2006 and updated as of March 19, 2007 or that would not reasonably be expected to be materially adverse to the Business or the Purchased
Assets: (i) Seller is in compliance in all material respects with all, and not subject to any material Liability under any, Environmental Laws applicable to the facility leased under the Moorpark Lease and Occupational Safety and Health Laws, (ii) in the last three (3) years Seller has not received any written notice report regarding any actual or alleged violation by the Business of Environmental Laws applicable to the facility leased under the Moorpark Lease or Occupational Safety and Health Laws, including any investigatory, remedial or corrective obligations relating to the property leased under the Moorpark Lease,
(iii) Seller has not released any Hazardous Materials that violated or requires any response action pursuant to any Environmental Law applicable to the facility leased under the Moorpark

Lease, and (iv) to the Knowledge of Seller no landfill, surface impoundment, disposal area or underground storage tank is present at the property leased under the Moorpark Lease. Seller has not generated, treated, stored, handled, disposed, released, transferred or transported any Hazardous Materials at the facility leased under the Moorpark Lease except in compliance in all material respects with applicable Environmental Laws. Neither this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, will result in any obligation for notification to or consent of any Governmental Authority or other third party, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws applicable to the facility leased under the Moorpark Lease.

     (b) Section 3.16(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of, and Seller has delivered to Buyer accurate and complete copies of, all environmental reports, investigations and audits applicable to the Business (but not in relation to any real property, other than the facility leased under the Moorpark Lease) in Seller's possession or control that were obtained from, or conducted by or on behalf of Seller, any Governmental Authority or any other third party during the past three years, including the Phase 1 Report prepared by Arcadis G&M, Inc., dated as of December 11, 2006 and updated as of March 19, 2007 in respect of the property leased under the Moorpark Lease.

     (c) The representations and warranties set forth in this Section 3.16 constitute the sole representations and warranties by Seller with respect to environmental, health and safety matters.

     Section 3.17 Compliance with Laws, Judgments and Governmental
Authorizations.

     (a) Other than as provided in Section 3.17(a) of the Seller Disclosure Schedule, without limiting the scope of any other representation in this Agreement, Seller has complied in all respects with all, and has not violated any, Laws, Judgments and Governmental Authorizations applicable to the conduct of the Business or the ownership or use of any of the Purchased Assets except as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.17(a) of the Seller Disclosure Schedule, Seller has not received at any time since June 30, 2006 any written notice or other written communication from any Governmental Authority or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any Law, Judgment or Governmental Authorization in respect of the Business, or any actual, alleged or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in respect of the Business.

     (b) The Governmental Authorizations listed in Section 3.17(b) of the Seller Disclosure Schedule collectively constitute all of the material Governmental Authorizations necessary to conduct the Business lawfully in the manner in which Seller currently conducts the Business and, except for such Governmental Authorizations as are not transferable to Buyer, as to permit Seller to own and use the Purchased Assets in the manner in which it owns and uses such assets, all of which are valid and in full force and effect.

     (c) Section 3.17(c) of the Seller Disclosure Schedule sets forth an accurate and complete list of each Judgment to which the Business or any of the Purchased Assets, is subject.

     Section 3.18 Legal Proceedings. Section 3.18 of the Seller Disclosure Schedule sets forth an accurate and complete list of all pending Proceedings (a) that to Seller's Knowledge relate to or are likely to materially affect the Business, the Purchased Assets or Assumed Liabilities, or (b) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Knowledge of Seller, no other such Proceeding has been threatened, and no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

     Section 3.19 Customers and Suppliers. Section 3.19 of the Seller Disclosure Schedule lists the names and addresses of the Business's 20 largest customers and 20 largest suppliers (measured in each case by dollar volume of purchases or sales for the fiscal year ended June 30, 2006) and the dollar amount of purchases or sales which each listed customer or supplier represented during such fiscal year. The relationships between Seller and its customers and suppliers are generally good. To Seller's Knowledge, Seller has not received, any notice of any material unresolved dispute with any customer or supplier of the Business. No customer of the Business has any right to any credit or refund for products sold or services rendered or to be rendered by Seller pursuant to any Contract with or practice of Seller other than pursuant to Seller's normal course return policy, which is described in Section 3.19 of the Seller Disclosure Schedule.

     Section 3.20 Product Warranty. Section 3.20 of the Seller Disclosure
Schedule includes accurate and complete copies of Seller's standard terms and conditions of sale or lease used in the Business (containing applicable guaranty, warranty and indemnity provisions). No product manufactured, sold, leased or delivered by in the Business is subject to any material guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Section 3.20 of the Seller Disclosure Schedule. Each product manufactured, sold, leased or delivered in the Business at all times has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller has no Liability (and to the Knowledge of Seller no facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the corresponding line item on the Interim Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller.

     Section 3.21 Product Liability. Seller has no material Liability (and, to the Knowledge of Seller, no facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against any of them giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered in the Business.

     Section 3.22 Brokers or Finders. Neither Seller nor any Person acting on behalf of Seller has incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with any of the transactions contemplated by this Agreement other than in favour of Blitzer, Clancy & Company.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF HUSKY

     As an inducement to Seller to enter into this Agreement, Husky represents and warrants to Seller as follows and acknowledges that Seller is relying upon the truth, accuracy and completeness of such representations and warranties in connection with the consummation of the transactions contemplated in this Agreement and the Ancillary Agreements.

     Section 4.1 Organization and Good Standing. Each Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. Each Buyer is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each such jurisdiction.

     Section 4.2 Authority and Enforceability. Husky has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform Husky's obligations under this Agreement and each such Ancillary Agreement. Each Buyer has all requisite power and authority to execute and deliver each of the Ancillary Agreements to which a Buyer is a party and to perform its obligations under such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of each Buyer, as applicable. This Agreement has been duly executed and delivered by Husky and constitutes the legal, valid and binding obligation of Husky, enforceable in accordance with its terms. Upon the execution and delivery by the relevant Buyer of the Ancillary Agreements to which such Buyer is a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of such Buyer, enforceable in accordance with their terms.

     Section 4.3 No Conflict. Neither the execution, delivery and performance of this Agreement or any Ancillary Agreement by Buyer, nor the consummation or performance by Buyer of the transactions contemplated by this Agreement or any Ancillary Agreement, will:

     (a) directly or indirectly (with or without notice, lapse of time or both) conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under (i) the articles of incorporation or bylaws of Husky, (ii) any Governmental Authorization or (iii) any Law or Judgment applicable to Buyer; or

     (b) require Buyer to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person.

     Section 4.4 Legal Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To Buyer's knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstances exist that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

     Section 4.5 Brokers or Finders. Neither Buyer nor any Person acting on its behalf has incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE 5
                              ADDITIONAL COVENANTS

     Section 5.1 Transfer Taxes, Fees and VAT.

     (a) The Buyer shall pay in a timely manner all applicable sales, use, transfer, conveyance, documentary, recording, notarial, value added, excise, registration, stamp, gross receipts and similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Ancillary Agreements (other than any Taxes payable by Seller under applicable Laws), including expenses and fees relating to registering Purchased Intellectual

Property in the name of Buyer or its designee. Buyer and Seller will prepare, subject to Buyer and Seller's reasonable approval (which approval will not be unreasonably withheld or delayed), and timely file all Tax Returns required to be filed in respect of Transfer Taxes. Buyer's and Seller's preparation of any such Tax Returns will be subject to Buyer's and Seller's reasonable approval, which approval will not be unreasonably withheld or delayed. Seller and Buyer will reasonably cooperate with each other to share information reasonably needed for the preparation of those Tax Returns and any Tax clearance certificates that either Seller or Buyer may request.

     (b) If there are any Taxes payable based on the value of property assessed against any of the Purchased Assets, Seller will pay those Taxes attributable to periods or partial periods ending on or prior to the Closing Date, in each case regardless of the date of assessment, and Buyer will pay those Taxes attributable to periods or partial periods beginning after the Closing Date, with a daily allocation for any period that begins before the Closing Date and ends after the Closing Date. Each Party agrees to cooperate with the other party in paying or reimbursing Tax obligations in accordance with this Section 5.1(b). Nothing in this Agreement makes a Party liable for the income or franchise Taxes of the other party. This Section 5.1(b) does not apply to Transfer Taxes, which fall under the provisions of Section 5.1(a).

     (c) Following the Closing, Seller, or its appropriate Affiliate, will prepare, file and pay or recover, as the case may be, the VAT due to or from the applicable Governmental Authority in connection with the sale and transfer of the Business in each jurisdiction in which VAT is payable or recoverable. In the event that in any such jurisdiction Seller receives a VAT refund, Seller will promptly transfer such amount to Buyer or Buyer's designee as the parties shall agree at the time of such transfer. In the event that in any such jurisdiction Seller is liable to pay any VAT, Seller shall pay such VAT and Buyer will promptly transfer such amount to Seller's designee as the parties shall agree at the time of such transfer.

     (d) Amounts charged by the Seller to the Buyer on the sale of Purchased Assets (except for the Tangible Personal Property purchased by Husky US) will be exclusive of VAT or sales tax. If any claim related to these amounts is subsequently made upon Seller, Seller will pay such amounts, including any interest and penalties. Buyer will then reimburse Seller for all such amounts following notice of such to Buyer, which notice will include reasonable documentation regarding the amounts payable.

     Section 5.2 Privileges. Seller acknowledges that the Purchased Assets include all associated attorney work-product subject to protection, attorney-client privileged communications and other legal protections and privileges to which Seller may be entitled in connection with any of the Purchased Assets or Assumed Liabilities, to the extent that the information is in Seller's possession and excluding all attorney work product or privileged information related to the negotiation and sale of the Purchased Assets (the "Privileged Information"). Seller is not waiving, and will not be deemed to have waived or diminished, any of its attorney work-product protections, attorney-client privileges or similar protections or privileges as a result of the disclosure of information to Buyer and its representatives in connection with this Agreement and the transactions contemplated by this Agreement. Seller and Buyer (i) share a common legal and commercial interest in all of the information and communications that may be subject to such protections and privileges, (ii) are or may become joint defendants in Proceedings to which such protections and privileges may relate and (iii) intend that such protections and privileges remain intact should either Party become subject to any actual or threatened Proceeding to which such information or communications relate. Each of Seller and Buyer agrees that it and its Affiliates will keep such privileged information confidential. Seller or Buyer, as the case may be, will take any actions reasonably requested by the other Party, at the sole cost and expense of the other Party unless the other Party is entitled to indemnification therefor under the provisions of Article 9, in order to permit the other Party to preserve and assert any such protection or privilege included in the Purchased Assets.

     Section 5.3 Noncompetition. During the period commencing on the Closing Date and ending: (i) in the case of Section 5.3(a) below on the fifth anniversary of the Closing Date; and (ii) in the case of Section 5.3(b) through
(c) inclusive, on the second anniversary of the Closing Date (each the "Restricted Period"). The Parties covenant and agree as follows:

     (a) Seller will not, and will not permit any of its Affiliates to, anywhere in the world, directly or indirectly, alone or in association with any Person, own, share in the earnings of, invest in the stock, bonds or other securities of, manage, operate, control, participate in the ownership, management, operation, or control of, finance (whether as a lender, investor or otherwise), guaranty the obligations of, be associated with or otherwise aid or assist in any manner, any Person that is directly engaged in a business that is competitive with the Business as currently conducted by Seller excluding the MPX Business (a "Competing Business");

     (b) except as otherwise provided in this Agreement, neither Buyer nor Seller shall, and will not permit any of their respective Affiliates to, directly or indirectly, recruit, solicit, cause, induce or attempt to cause or induce any employee of Seller or Buyer, as the case may be, to leave his or her employment or in any way interfere with the relationship between Buyer or Seller and any of its employees, provided that nothing in this Section 5.3(b) shall restrict Buyer or Seller from employing or engaging as an independent contractor any person that has responded to a general solicitation made by newspaper, trade publication, website posting, job fair or similar communication on behalf of such Buyer or Seller for the employment or engagement of employees or independent contractors; and

     (c) neither Buyer nor Seller will, and will not permit any of their respective Affiliates to, make any negative statement with the intent to harm Buyer or Seller, as the case may be, or its business or assets, except for any statement that is (i) required to made under applicable Laws or by process of Law, (ii) in the interest of Buyer or Seller, as the case may be, as determined by person in its sole discretion, acting reasonably, in connection with any Proceeding to which it is a party, or (iii) made in connection with a dispute in respect of a provision of this Agreement or the transactions contemplated hereby.

     Moldflow will not be in violation of Section 5.3(a) either (i) as a result of Seller or any of its Affiliates being associated with or otherwise aiding or assisting in any manner any Person in respect of any business other than a Competing Business or (ii) solely by reason of Seller or any of its Affiliates investing in stock, bonds or other securities of any Person engaged in a Competing Business (but without otherwise participating in such business), if
(A) such stock, bonds or other securities are listed on any securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 or otherwise qualified for distribution or registered under a comparable statute and (B) such investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares of such capital stock, or, in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

     Notwithstanding Section 5.3, (i) none of the provisions of Section 5.3(a) shall apply so as to restrict in any way the business of Seller or any of its Affiliates or any of their respective successors or assigns other than in respect of the Business as currently conducted by Seller excluding the MPX Business and (ii) in the event of a Change of Control of Moldflow or any of its successors or assigns, none of the provisions of Section 5.3 shall bind any Person that was not an Affiliate of Moldflow or any of its successors or assigns immediately prior to any Change of Control.

     Section 5.4 Joint Development. In the event that during the five year period following the Closing Date, Moldflow intends to begin to develop any product that works in conjunction with either (i) the Celltrack, Shotscope or Altanium products as configured and sold by the Business on the Closing Date, or
(ii) any product of any third party that is directly competitive with such products, then Moldflow shall use commercially reasonable efforts to discuss such intentions with the VP Hot Runners and PET Molds at Husky in advance of such development undertaking for the purpose of determining whether the parties mutually desire to enter into a collaborative arrangement with respect to such development undertaking. The obligations of Moldflow in this Section 5.4 are not designed to limit the obligations of Moldflow as set forth in Section 5.3 hereof.

     Section 5.5 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

     Section 5.6 Access to Records. After the Closing Date, Buyer will retain for a period consistent with Buyer's record retention policies and practices and, in any event, as required by applicable Laws, those records included in the Purchased Assets delivered to Buyer. Buyer also will provide Seller and its employees, agents, consultants and other advisors and representatives' reasonable access thereto, during normal business hours and on at least three Business Days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with Tax audits.

     Section 5.7 Further Assurances. Subject to the other express provisions of this Agreement, the Parties will cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and
(c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement. If Seller or Buyer after the Closing Date receives any funds properly belonging to the other party in accordance with the terms of this Agreement, the receiving party will promptly so advise such other Party, will segregate and hold such funds in trust for the benefit of such other party and will promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by such other Party.

     Section 5.8 Employees and Employee Benefits.

     (a) Buyer is obligated hereunder to make offers of employment to all of the Active Employees pursuant to employee arrangements with Buyer which shall include terms which in the aggregate, taken as a whole, are not less favourable than those to which such Active Employees are currently entitled, the Parties acknowledging that the Buyer shall not be obliged to offer any entitlement to stock-based incentive and bonus arrangements. Buyer will promptly provide Seller with a list of Active Employees to whom Buyer has made an offer of employment and that has been accepted to be effective on the Closing Date together with a copy of each offer (such Active Employees, together with the Active Employees whose employment is automatically transferred to Buyer by operation of applicable Law being collectively referred to as the "Hired Employees"). Subject to applicable Law, Buyer will have reasonable access to the facilities and personnel records (including performance appraisals, disciplinary actions, resumes and training materials) of Seller for the purpose of preparing for and conducting employment interviews with any or all of Seller's employees and will conduct the interviews as expeditiously as possible prior to or immediately after the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Seller shall cooperate in good faith to facilitate and encourage the Active Employees who have received a written offer of employment from Buyer to accept such offer of employment from Buyer. Effective immediately before the Closing, Seller will terminate the employment of all of the Active Employees, except with respect to those Active Employees that are deemed to have automatically transferred to Buyer by operation of applicable Law.

     (b) Subject to the first sentence of Section 5.8(a), Buyer will set its own initial terms and conditions of employment for the Hired Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by applicable Law. Buyer is not obligated to assume any collective bargaining agreements under this Agreement. Subject to Section 3.14(c), Buyer will be solely liable for any termination or severance payment required to be made to the Active Employees arising out of the transactions contemplated by this Agreement. With respect to any welfare benefit plan of Buyer that is made available to Hired Employees, Buyer shall make a good faith effort to waive any pre-existing exclusions, eligibility waiting periods, and evidence of insurability requirements (to the same extent such exclusions, waiting periods, or evidence of insurability would not have applied under Seller's welfare plans of the same type) and provide that any covered expenses incurred by any Hired Employee (or any covered dependent of such Hired Employee) on or before the Closing Date in respect of the current plan year shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions (or similar payments or limitations) after the Closing Date in respect of such plan year.

     (c) From and after the Closing Seller will remain solely responsible for all Liabilities to or in respect of its employees and former employees, including Active Employees, and beneficiaries and dependents of any such employee or former employee, relating to or arising in connection with or as a result, prior to the Closing, of (i) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Seller Plan or other employee or retiree benefit or compensation plan, program, practice, policy or other Contract of Seller, (ii) accrued but unpaid salaries, wages, bonuses, retention payments, incentive compensation, vacation or sick pay or other compensation or payroll items (including deferred compensation), (iii) payments required under the WARN Act or (iv) rights to group health coverage under COBRA, other than payments for termination or severance that may be required based on terminations made on the Closing Date in accordance with this Agreement. Seller will be liable for all claims for welfare benefits by Active Employees and their beneficiaries or dependants which are incurred prior to the Closing Date. For purposes hereof, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits, and (ii) health, dental, vision and/or prescription drug benefits, upon provision of such services, materials or supplies. Buyer shall use commercially reasonable efforts to entitle the Hired Employees to benefits under Buyer's long term disability plan after the Closing Date without regard to whether the injury or illness giving rise to the disability occurred prior to the Closing Date (to the extent such entitlement would have been available under Seller's long term disability plan).

     (d) All Active Employees who are participants in Seller Plans that are pension plans as defined in Section 3(2) of ERISA will retain their accrued benefits under such Seller Plans as of the Closing Date. Seller (or the applicable Seller Plan) will retain sole liability for the payment of such benefits as and when such Hired Employees become eligible for them under such Seller Plans.

     (e) Buyer shall permit, to the extent possible under the Buyer's Section 401(k) Plan, Hired Employees employed in the United States to make a direct rollover of their outstanding accounts under Seller's Section 401(k) Plan, excluding a direct rollover in the form of participant loans, to the Buyer's
Section 401(k) Plan as soon as practicable after the Closing Date. At all times between the date of this Agreement and the date of the last direct rollover described in the preceding sentence, Seller shall take all actions that are necessary or appropriate to retain the qualified status of Seller's Section 401(k) Plan under Sections 401(a) and 401(k) of the Code. Prior to such direct rollover, Buyer shall use commercially reasonable efforts to transmit Hired Employees' loan repayments through payroll deductions directly to Seller's
Section 401(k) Plan.

     (f) With respect to each Hired Employee, Buyer and Seller shall, and shall use commercially reasonable efforts to cause their respective service providers to, act in good faith to facilitate, as of the Closing Date, a reasonable transition of participation from the healthcare and dependent care flexible spending account plans maintained by Seller to similar plans maintained by Buyer, including a transfer of both the contribution elections made by such Hired Employee, as well as amounts contributed (but not paid as reimbursements) by such Hired Employee as of the Closing Date. In addition, in connection with the transfer described in the preceding sentence, Seller shall provide Buyer with records of amounts paid and/or reimbursed on behalf of each Hired Employee under the relevant plans maintained by Seller during the plan year in which the Closing Date occurs.

     Section 5.9 Seller's Continuing Business. Buyer understands and acknowledges that Seller conducts, and after the date hereof shall continue to conduct, its DAS Business. Accordingly, nothing in this Agreement shall be construed as a representation or covenant pertaining to Seller's DAS Business. Notwithstanding anything set forth in this Agreement or any Ancillary Agreement, Seller's DAS Business or any assets or rights used in such business as of the date hereof shall not be subject to any limitation or restriction of any kind under this Agreement; and Seller, each of Seller's Affiliates, and each of their respective directors, officers, employees, agents, consultants, advisors, representatives and equity holders are not exposing themselves to any potential liability or obligation under law or in equity pursuant to this Agreement or any of the Ancillary Agreements by Seller pursuing its DAS Business in its normal course.

     Section 5.10 Risk of Loss. The Purchased Assets shall be at the risk of Seller until the Closing Time.

     Section 5.11 Action During Interim Period. During the period from the date of execution of this Agreement to the Closing Date, Seller shall operate the Business in the ordinary course of business in compliance in all material respects with applicable Law and the terms and conditions of all material Contracts. Between the date of this Agreement and the Closing Time, Moldflow will promptly notify Husky in writing if Seller becomes aware of: (a) any fact or condition that causes or constitutes a breach of any of the Seller's representations and warranties as of the date of this Agreement; or (b) the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence or discovery of such fact or condition. During the same period, Moldflow will promptly notify Husky of the occurrence of any material breach of any covenant of the Seller in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.

     Section 5.12 Pre-Closing Access. From the date of this Agreement until the Closing Date, upon reasonable notice and subject to any applicable third-party confidentiality covenants, Moldflow shall (i) provide Buyer and its Representatives with full access during normal business hours to all properties, equipment, books, accounts, contracts and documents of, or related to, and information regarding the Purchased Assets and the Business, and (ii) provide Buyer and its Representatives with reasonable access to the employees, agents and representatives (including legal counsel and independent accountants) of Seller.

     Section 5.13 Confidentiality.

     (a) Information To Be Confidential. Each Party shall treat confidentially and not disclose, and shall cause each of its Representatives to treat confidentially and not disclose, other than as expressly contemplated by this Agreement, any Confidential Information of the other Party.

     (b) Use Of Confidential Information. Either Party may disclose Confidential Information only to those of its Representatives who need to know such Confidential Information for the purpose of implementing the transactions contemplated by this Agreement and all Ancillary Agreements. Neither Party shall use, nor permit its Representatives to use, Confidential Information for any other purpose nor in any way that is, directly or indirectly, detrimental to the other Party.

     (c) Required Disclosure. If either Party or any of its Representatives receives a request or is legally required to disclose all or any part of the Confidential Information, such Party shall (a) immediately notify the other Party of the request or requirement, (b) consult with the other Party on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement, and (c) if requested by the other Party, take all commercially reasonable steps, at the expense of the Discloser, to seek a protective order or other appropriate remedy. If a protective order or other remedy is not available, or if the other Party waives compliance with the provisions of this Section 5.13(c), (i) the Party receiving the request for disclosure or its Representatives, as the case may be, may disclose to the Person requiring disclosure only that portion of the Confidential Information which such Party is advised by opinion of counsel is legally required to be disclosed, and (ii) such Party shall not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by such Party or its Representatives not permitted by this Agreement.

     (d) Return or Destruction. Following the termination of this Agreement in accordance with the provisions of this Agreement, each Party shall (and shall cause each of its Representatives to) (a) return promptly to the other Party all physical copies of the Confidential Information, excluding Notes, then in such Party's possession or in the possession of its Representatives, (b) destroy all
(i) electronic copies of the Confidential Information, and (ii) Notes (including electronic copies thereof) prepared by such Party or any of its Representatives, in a manner that ensures the same may not be retrieved or undeleted by such Party or any of its Representatives, and (c) deliver to the other Party a certificate executed by one of its duly authorized senior officers indicating that the requirements of this sentence have been satisfied in full. Notwithstanding the foregoing, each Party shall be entitled to keep one copy of such Confidential Information in the files of its legal counsel for the sole purpose of resolving any disputes under this Agreement or any Ancillary Agreement.

     Section 5.14 Access to Records. The Parties acknowledge that it would be impractical for Seller to deliver to Buyer the Books and Records which are in the possession of a third party provider. Accordingly:

     (a) Husky agrees that it shall preserve and keep or cause to be preserved and kept the Books and Records in Buyer's possession or control for a period of six (6) years after Closing, or for any longer periods as may be required by any applicable Laws or ongoing litigation. Husky shall make such Books and Records available to Moldflow as may be reasonably required by Moldflow, including in connection with: (a) any insurance claims by, Proceedings by or against or governmental investigations of Seller or any of its Affiliates; and (b) any Tax or regulatory matter or any applicable Law. Moldflow shall have the right, at its sole expense, to make and retain copies of all Books and Records made available pursuant to this subsection 5.14(a);

     (b) Moldflow agrees that it shall preserve and keep or cause to be preserved and kept all Books and Records in its possession or control for a period of six (6) years after Closing, or for any longer periods as may be required by an Applicable Law. Moldflow shall make such Books and Records available to Buyer, including those Books and Records held in any of the third party service providers noted in Section 3.5 of the Seller's Disclosure Schedule, as may be reasonably required by Husky, from time to time, including in connection with: (a) any insurance claims by, Proceedings by or against or governmental investigations of Buyer or any of its Affiliates; and (b) any Tax or regulatory matter or any applicable Law. Husky shall have the right, at its sole expense, to make and retain copies of all Books and Records made available pursuant to this subsection 5.14(b); and

     (c) In the event that either Husky or Moldflow wishes to destroy any Books and Records which are required to be preserved hereunder after such time as they are no longer required to be preserved, Husky or Moldflow, as the case may be, shall first give 90 days' prior written notice to the other Party, and Husky or Moldflow, as the case may be, shall have the right, at its sole option and expense, to take delivery and possession of such Books and Records within sixty
(60) days after the date of such notice.

     Section 5.15 Shipment of Software. Buyer agrees to use commercially reasonable efforts to commercially release Matrix version 3.0, incorporating the database source code product SQLite, as soon as reasonably practicable after the Closing Date.

                                   ARTICLE 6
                              CONDITIONS OF CLOSING

     Section 6.1 Husky's Conditions. Husky shall not be obligated to complete the transactions contemplated pursuant to this Agreement unless, at or before the Closing Time, each of the conditions listed below in this Section 6.1 has been satisfied, it being understood that the said conditions are included for the exclusive benefit of Husky. Moldflow shall take all such actions, steps and proceedings as are reasonably within its control as may be necessary to ensure that the conditions listed below in this Section 6.1 are fulfilled at or before the Closing Time.

     (a) Representations and Warranties. The representations and warranties of Moldflow in Article 3 shall be true and correct, in all material respects, at the Closing Time.

     (b) Moldflow's Compliance. Moldflow shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before the Closing Time and shall have executed and delivered or caused to have been executed and delivered to Husky at the Closing all the documents and instruments required to be delivered at the Closing as contemplated in Sections 2.9(a), 2.10 and elsewhere in this Agreement.

     (c) No Prohibition - There shall not exist any prohibition at Law, including an injunction or other prohibition or order, judgment or decree or under applicable Law, against Husky or any other Buyer which would make illegal or otherwise would, in each case, individually or in the aggregate, prevent any of the Parties hereto to complete the purchase and sale of the Purchased Assets by Buyer as contemplated by this Agreement. No act, action, suit or Proceeding shall have been taken or threatened in writing before or by any Governmental Authority that would reasonably be expected to (i) prohibit or restrict the acquisition by Buyer of the Purchased Assets, restrain or prohibit the completion of the purchase and sale of the Purchased Assets by Buyer as contemplated by this Agreement, or (ii) impose limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, the Purchased Assets.

     Section 6.2 Condition Not Fulfilled. If any condition in Section 6.1 has not been fulfilled at or before the Closing Time or if any such condition is or becomes impossible to satisfy, other than as a result of the failure of Husky to comply with its obligations under this Agreement, then Husky in its sole discretion may, without limiting any rights or remedies available to Husky at law or in equity, either:

     (a) terminate this Agreement by notice to Moldflow, as provided in Section 8.1; or

     (b) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

     Section 6.3 Moldflow's Conditions. Moldflow shall not be obligated to complete the transactions contemplated by this Agreement unless, at or before the Closing Time, each of the conditions listed below in this Section 6.3 has been satisfied, it being understood that the said conditions are included for the exclusive benefit of Moldflow. Husky shall take all such actions, steps and proceedings as are reasonably within Husky's control as may be necessary to ensure that the conditions listed below in this Section 6.3 are fulfilled at or before the Closing Time.

     (a) Representations and Warranties. The representations and warranties of Husky in Article 4 shall be true and correct, in all material respects, at the Closing.

     (b) Husky's Compliance. Husky shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before the Closing Time and shall have executed and delivered or caused to have been executed and delivered to Moldflow at the Closing all the documents and instruments required to be delivered at the Closing as contemplated in Section 2.9(b) and elsewhere in this Agreement.

     (c) No Prohibition - There shall not exist any prohibition at Law, including an injunction or other prohibition or order, judgment or decree or under applicable Law, against Moldflow or any other Seller which would make illegal or otherwise would, in each case, individually or in the aggregate, prevent any of the Parties hereto to complete the purchase and sale of the Purchased Assets by Seller as contemplated by this Agreement. No act, action, suit or proceeding shall have been taken or threatened in writing before or by any Governmental Authority that would reasonably be expected to prohibit or restrict the sale by Seller of the Purchased Assets, or restrain or prohibit the completion of the purchase and sale of the Purchased Assets by Seller as contemplated by this Agreement.

     Section 6.4 Condition Not Fulfilled. If any condition in Section 6.3 shall not have been fulfilled at or before the Closing Time or if any such condition is or becomes impossible to satisfy, other than as a result of the failure of Moldflow to comply with its obligations under this Agreement, then Moldflow in its sole discretion may, without limiting any rights or remedies available to Moldflow at law or in equity, either:

     (a) terminate this Agreement by notice to Husky as provided in Section 8.1; or

     (b) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

                                   ARTICLE 7
                                INDEMNIFICATION

     Section 7.1 Indemnification by Moldflow. Subject to the limitations expressly set forth in Section 7.6 below, Moldflow will indemnify and hold harmless Buyer, each of Buyer's Affiliates, and each of their respective directors, officers, employees, agents, consultants, advisors, representatives and equity holders (collectively, the "Buyer Indemnified Parties") from and against, and will pay to Buyer Indemnified Parties the monetary value of, any and all Losses incurred or suffered by Buyer Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

     (a) any breach of any representation or warranty of Seller contained in this Agreement or any Ancillary Agreement;

     (b) any breach of any covenant of Seller contained in this Agreement or any Ancillary Agreement;

     (c) any Excluded Liability; and

     (d) any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (c) above.

     With respect to any Buyer Indemnified Party who is not a party to this Agreement, it is the intention of the Parties to constitute Husky as trustee for such Buyer Indemnified Party of the rights and benefits of this Section 7.1, and Husky agrees to accept such trust and to hold the rights and benefits of this
Section 7.1 in trust for and on behalf of such Buyer Indemnified Party.

     Section 7.2 Indemnification by Buyer. Subject to the limitations expressly set forth in Section 7.6, Husky will indemnify and hold harmless Seller from and against, and will pay to Seller, each of Seller's Affiliates and each of their respective directors, officers, employees, agents, consultants, advisors, representatives and equity holders (collectively, the "Seller Indemnified Parties") the monetary value of, any and all Losses incurred or suffered by Seller directly or indirectly arising out of, relating to or resulting from any of the following:

     (a) any breach of any representation or warranty of Buyer contained in this Agreement or in any Ancillary Agreement;

     (b) any breach of any covenant of Buyer set forth in this Agreement or any Ancillary Agreement;

     (c) any of the Assumed Liabilities and any other Liability arising out of the ownership or operation of the Purchased Assets after the Closing; and

     (d) any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (c) above.

With respect to any Seller Indemnified Party who is not a party to this Agreement, it is the intention of the Parties to constitute Moldflow as trustee for such Seller Indemnified Party of the rights and benefits of this Section 7.2 and Moldflow agrees to accept such trust and to hold the rights and benefits of this Section 7.2 in trust for and on behalf of such Seller Indemnified Party.

     Section 7.3 Claim Procedure.

     (a) A party that seeks indemnity under this Article 7 (an "Indemnified Party") will give written notice (a "Claim Notice") to the party from whom indemnification is sought (an "Indemnifying Party") containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party and (iii) a demand for payment of those Losses.

     (b) Within 30 days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either:

          (i) agree that the Indemnified Party is entitled to receive all of the Losses at issue in the Claim Notice; or

          (ii) dispute the Indemnified Party's entitlement to indemnification by delivering to the Indemnified Party a written notice (an "Objection Notice") setting forth in reasonable detail each disputed item, the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.

     (c) If the Indemnifying Party fails to take either of the foregoing actions within 30 days after delivery of the Claim Notice, then the Indemnifying Party will be deemed to have irrevocably accepted the Claim Notice and the Indemnifying Party will be deemed to have irrevocably agreed to pay the Losses at issue in the Claim Notice.

     (d) If the Indemnifying Party delivers an Objection Notice to the Indemnified Party within 30 days after delivery of the Claim Notice, then the dispute shall be resolved in accordance with the provisions of Section 9.14.

     (e) If any Buyer Indemnified Party is the Indemnified Party with respect to any claim for indemnification pursuant to this Article 7, the Parties will contemporaneously deliver to the Escrow Agent copies of each Claim Notice and Objection Notice in connection with such claim. Any indemnification of Buyer Indemnified Parties pursuant to this Article 7 will first be satisfied by payment from the escrow fund established in accordance with the provisions of the Escrow Agreement until the funds contained in such escrow fund are exhausted or released, and then directly by Seller by wire transfer of immediately available funds from Seller to an account designated by Husky.

     (f) Any indemnification of any Seller Indemnified Party pursuant to this
Article 7 will be effected by wire transfer of immediately available funds to an account designated by Moldflow.

     (g) The foregoing indemnification payments will be made within five Business Days after the date on which (i) the amount of such payments are determined by mutual agreement of the Parties, (ii) the amount of such payments are determined pursuant to Section 7.3(c) if an Objection Notice has not been timely delivered in accordance with Section 7.3(b) or (iii) both such amount and the Indemnifying Party's obligation to pay such amount have been determined in accordance with Section 9.14 if an Objection Notice has been timely delivered in accordance with Section 7.3(b).

     (h) For purposes of Section 7.3 and Section 7.4, if Moldflow comprises the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Selling Parties Representative, and if Seller comprises the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Selling Parties Representative.

     Section 7.4 Third Party Claims.

     (a) Without limiting the general application of the other provisions of this Article 7, if a third Person not a party to this Agreement alleges facts that, if true, would mean that a Party has breached its representations and warranties in this Agreement, the Party for whose benefit the representations and warranties are made will be entitled to indemnity for those allegations and demands and related Losses under, pursuant to and subject to the limitations set forth in this Article 7. If the Indemnified Party seeks indemnification pursuant to this Article 7 in connection with a claim by a third Person not a party to this Agreement, the Indemnified Party will include in the Claim Notice to the Indemnifying Party notice of the commencement of any Proceeding relating to that third party claim promptly after the Indemnified Party has received written notice of the commencement of such Proceeding. The Indemnified Party will include in this notice the facts constituting the basis for such Proceeding and the amount of the damages claimed by the third party claim, in each case to the extent known to the Indemnified Party. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation under this Agreement except to the extent the Indemnifying Party has suffered actual Losses directly caused by the delay or other deficiency.

     (b) Within 10 days after the Indemnified Party's delivery of notice of the commencement of such Proceeding under this Section 7.4, the Indemnifying Party may assume control of the negotiation, settlement and defense of such Proceeding by giving to the Indemnified Party written notice of the intention to assume such defense, but if and only if the Indemnifying Party further:

          (i) acknowledges in writing to the Indemnified Party that any Losses that may be assessed in connection with such Proceeding constitute Losses for which the Indemnified Party will be indemnified pursuant to this Article 7 without contest and that the Indemnifying Party will advance all expenses and costs of defense; and

          (ii) retains counsel for the defense of such Proceeding of its choice and furnishes to the Indemnified Party evidence satisfactory to the Indemnified Party that the Indemnifying Party has and will have sufficient financial resources to fund on a current basis the cost of such defense and paying all Losses that may arise under the claim.

However, in no event may the Indemnifying Party assume or maintain control of the defense of any Proceeding involving criminal liability or in which any relief other than monetary damages is sought against the Indemnified Party, or in which the outcome of any Judgment or settlement in the matter could adversely affect the business of the Indemnified Party without the prior written consent of the Indemnified Party.

     (c) The Indemnified Party shall continue to have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses), in which case the fees and disbursements of such counsel shall be paid by the Indemnifying Party and shall be considered to be "Losses" for the purposes of this Agreement. The Indemnified Party shall co-operate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defense and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim.

     (d) If the Indemnifying Party does not, or is not able to, assume or maintain control of such defense in compliance with Section 7.4(b) with reasonable diligence, then the Indemnified Party shall be entitled to assume such control. If the Indemnified Party controls such defense, the Indemnifying Party agrees to pay to the Indemnified Party promptly upon demand from time to time all reasonable attorneys' fees and other costs and expenses of defense. The Party not controlling such defense (the "Noncontrolling Party") may participate therein at its own expense. The Party controlling such defense (the "Controlling Party") will reasonably advise the Noncontrolling Party of the status of such Proceeding and the defense thereof and will consider in good faith recommendations made by the Noncontrolling

Party. The Noncontrolling Party will furnish the Controlling Party with such information as it may have with respect to such Proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Proceeding.

     (e) If the Indemnified Party is controlling the defense of such Proceeding, the Indemnified Party has the right to agree in good faith to any compromise or settlement of, or the entry of any Judgment arising from, such Proceeding without prior notice to or consent of the Indemnifying Party. All amounts paid or payable under such settlement or Judgment are Losses that the Indemnifying Party owes to the Indemnified Party under this Article 7. The Indemnifying Party will not agree to any compromise or settlement of, or the entry of any Judgment arising from, any such Proceeding without the prior written consent of the Indemnified Party, which consent the Indemnified Party will not unreasonably withhold or delay. The Indemnified Party will have no Liability with respect to any compromise or settlement of, or the entry of any Judgment arising from, any such Proceeding effected without its consent.

     (f) Notwithstanding the provisions of Section 9.14 below which shall not apply with respect to any third party claim, Seller consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought by any third party against any Buyer Indemnified Party for purposes of any claim that a Buyer Indemnified Party may have under this Agreement with respect to the Proceeding or the matters alleged therein. Seller agrees that process may be served on it with respect to such a claim anywhere in the world.

     Section 7.5 Survival.

     (a) All representations, warranties and covenants contained in this Agreement and any certificate delivered pursuant to this Agreement will survive the Closing, irrespective of any facts known to any Indemnified Party at or prior to the Closing or any investigation at any time made by or on behalf of any Indemnified Party, until the first anniversary of the Closing Date; provided that (i) Sections 3.2 (Authority and Enforceability), 3.3 (No Conflict), 3.9 (Assets) as to matters of title to the Purchased Assets only, 3.22 (Brokers or Finders), 4.2 (Authority and Enforceability), 4.3 (No Conflict) and 4.5 (Brokers or Finders) and the right to make claims thereunder, will survive indefinitely.

     (b) If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation, warranty or covenant, either a Claim Notice based upon a breach of any such representation, warranty or covenant, or a notice that, as a result of a Proceeding instituted or claim made by a third Person not a party to this Agreement, the Indemnified Party reasonably expects to incur Losses, then the applicable representation, warranty or covenant will survive until, but only for purposes of, the resolution of the matter covered by such notice. If the Proceeding or written claim with respect to which such notice has been given is definitively withdrawn or resolved in favour of the Indemnified Party, the Indemnified Party will promptly so notify the Indemnifying Party.

     Section 7.6 Limitations on Liability.

     (a) Subject to Section 7.6(c), neither Moldflow nor Husky is liable under this Article 7 unless and until the aggregate Losses for which they or it, respectively, would otherwise be liable under this Agreement exceed $250,000 (at which point Seller or Buyer, as applicable, are liable for the aggregate Losses in excess of that sum).

     (b) Subject to Sections 7.6(d) and 7.6(e), in no event is Husky or Moldflow liable for Losses under this Agreement for an aggregate amount in excess of 30% of the Purchase Price.

     (c) The limitations provided in Sections 7.6(a) and 7.6(b) do not apply to
(i) claims with respect to any amounts owing by Seller or Buyer in connection with the adjustment of the Initial Purchase Price in accordance with Section 2.6

     (d) Other than the Seller, none of Moldflow's Affiliates or any of their respective directors, officers, employees, agents, consultants, advisors and representatives shall have any liability to Buyer under this Agreement or any of the Ancillary Agreements.

     (e) Other than the Buyer, none of Husky's Affiliates or any of their respective directors, officers, employees, agents, consultants, advisors and representatives shall have any liability to Seller under this Agreement or any of the Ancillary Agreements.

     (f) Notwithstanding any other provision of this Agreement, nothing in this Agreement limits the Liability of a Party to another Party for fraud or intentional breach of any covenant.

     Section 7.7 Exercise of Remedies by Buyer Indemnified Parties other than Buyer. No Buyer Indemnified Party (other than Buyer or any successor or assignee of Buyer) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless Buyer (or any successor or assignee of Buyer) consents to the assertion of the indemnification claim or the exercise of any other remedy.

     Section 7.8 Special Indemnity. In connection with Seller's use of certain third party Intellectual Property specified in Section 7.8 of the Seller Disclosure Schedule, Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties against any Losses incurred or suffered by a Buyer Indemnified Party from the use of such specified software by the Seller prior the Closing Date and by the use by the Buyer of such specified software for a period of 60 days after the Closing Date. Notwithstanding any provision contained herein, the indemnity provided in this Section 7.8 (i) shall not be subject to Sections 7.6(a) and (b) hereof, (ii) will survive until the expiration of the applicable statute of limitations with respect to such Losses, notwithstanding Section 7.5 hereof, and (iii) such indemnity is limited to the amount of the Purchase Price. In the event that on or prior to the Closing Date Seller delivers a certificate to Buyer, in form and substance satisfactory to Buyer acting reasonably, that Seller is in compliance with the terms of any license agreement that is applicable to the use and distribution of the specified software then Buyer agrees not to unduly delay or suspend shipments of the product containing the specified software in the normal course of business.

     Section 7.9 Waiver of Compliance with Bulk Sales. Buyer hereby waives compliance by Seller of the requirements of any so called bulk sales or transfer laws in connection with the sale of the Purchased Assets to Buyer; provided, that such waiver shall not affect the obligation of Seller under Article 7 to indemnify Buyer and hold Buyer harmless from and against any Losses which Buyer may suffer or sustain or to which Buyer may become subject as a result of or in connection with the failure by Seller to so comply.

                                   ARTICLE 8
                                  TERMINATION

     Section 8.1 Grounds for Termination. This Agreement may be terminated on or prior to the Closing Date:

     (a) by the mutual written agreement of Husky and Moldflow;

     (b) by written notice from Husky to Moldflow as permitted in Section 6.2;
or

     (c) by written notice from Moldflow to Husky as permitted in Section 6.4.

     Section 8.2 Effect of Termination. If this Agreement is terminated:

     (a) by Moldflow or by Husky under Section 8.1 then, subject to Section 8.2(b), all further obligations of the Parties under this Agreement shall terminate; and

     (b) by a Party under Section 8.1(b) or 8.1(c) and the right to terminate arose because of a breach of this Agreement by the other Party (including a breach by the other Party resulting in a condition in favour of the terminating Party failing to be satisfied), then, the other Party shall remain fully liable for any and all damages sustained or incurred by the terminating Party directly or indirectly as a result thereof.

                                   ARTICLE 9
                               GENERAL PROVISIONS

     Section 9.1 Selling Parties Representative.

     (a) By virtue of their execution of this Agreement, each Seller designates and appoints Moldflow (the "Selling Parties Representative") as its agent and attorney-in-fact with full power and authority to act for and on its behalf to give and receive notices and communications, and to accept service of process pursuant to Section 7.4(f) and Section 9.14, to agree to, negotiate, enter into settlements and compromises of, and comply with Judgments of courts or other Governmental Authorities and awards of arbitrators, with respect to, any claims by any Buyer Indemnified Party against Seller or by Seller against any Buyer Indemnified Party, or any other dispute between any Buyer Indemnified Party and Seller, in each case relating to this Agreement or the transactions contemplated by this Agreement and to take all actions that are either (i) necessary or appropriate in the judgment of the Selling Parties Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Notices or communications to or from the Selling Parties Representative constitute notice to or from Seller for all purposes under this Agreement.

     (b) The Selling Parties Representative may delegate its authority as Selling Parties Representative to any Seller for a fixed or indeterminate period of time upon not less than 10 Business Days' prior written notice to Husky in accordance with Section 9.3.

     (c) A decision, act, consent or instruction of the Selling Parties Representative constitutes a decision of Seller and is final, binding and conclusive upon Seller, and Buyer and any Indemnified Party may rely upon any such decision, act, consent or instruction of the Selling Parties Representative as being the decision, act, consent or instruction of Seller. Buyer is hereby relieved from any Liability to any Person for any acts done or omissions by Buyer in accordance with such decision, act, consent or instruction of the Selling Parties Representative. Without limiting the generality of the foregoing, Buyer is entitled to rely, without inquiry, upon any document delivered by the Selling Parties Representative as being genuine and correct and having been duly signed or sent by the Selling Parties Representative.

     (d) The Selling Parties Representative will have no Liability to any Person for any act done or omitted under this Agreement as the Selling Parties Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.

     (e) The Selling Parties Representative will receive no compensation for services as the Selling Parties Representative.

     (f) This appointment and grant of power and authority by Seller to the Selling Parties Representative pursuant to this Section 9.1 is coupled with an interest, is in consideration of the mutual covenants made in this Agreement, is irrevocable and may not be terminated by the act of Seller or by operation of Law, or by the occurrence of any other event.

     Section 9.2 Buying Parties Representative.

     (a) By virtue of their execution of this Agreement, each Buyer designates and appoints Husky (the "Buying Parties Representative") as its agent and attorney-in-fact with full power and authority to act on its behalf and to give and receive notices and communications, and to accept service of process pursuant to Section 7.4 and Section 9.14, to agree to, negotiate, enter into settlements and compromises of, and comply with Judgments of courts or other Governmental Authorities and awards of arbitrators, with respect to, any claims by any Seller Indemnified Party against Buyer or by Buyer against any Seller Indemnified Party, or any other dispute between any Seller Indemnified Party and Buyer, in each case relating to this Agreement or the transactions contemplated by this Agreement and to take all actions that are either (i) necessary or appropriate in the judgment of the Buying Parties Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Notices or communications to or from the Buying Parties Representative constitute notice to or from Buyer for all purposes under this Agreement.

     (b) The Buying Parties Representative may delegate to Buyer its authority as Buying Parties Representative for a fixed or indeterminate period of time upon not less than 10 Business Days' prior written notice to Seller in accordance with Section 9.3.

     (c) A decision, act, consent or instruction of the Buying Parties Representative constitutes a decision of Buyer and is final, binding and conclusive upon Buyer, and Seller and any Indemnified Party may rely upon any such decision, act, consent or instruction of the Buying Parties Representative as being the decision, act, consent or instruction of Buyer. Seller is hereby relieved from any Liability to any Person for any acts done or omissions by Seller in accordance with such decision, act, consent or instruction of the Buying Parties Representative. Without limiting the generality of the foregoing, Seller is entitled to rely, without inquiry, upon any document delivered by the Buying Parties Representative as being genuine and correct and having been duly signed or sent by the Buying Parties Representative.

     (d) The Buying Parties Representative will have no Liability to any Person for any act done or omitted under this Agreement as the Buying Parties Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.

     (e) The Buying Parties Representative will receive no compensation for services as the Buying Parties Representative.

     (f) This appointment and grant of power and authority by Buyer to the Buying Parties Representative pursuant to this Section 9.2 is coupled with an interest, is in consideration of the mutual covenants made in this Agreement, is irrevocable and may not be terminated by the act of Buyer or by operation of Law, or by the occurrence of any other event.

     Section 9.3 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a Party may designate by notice to the other Parties):

     If to Moldflow and Selling Parties Representative:

     Moldflow Corporation
     492 Old Connecticut Path, Suite 401
     Framingham, MA USA  01701
     Fax No.: 508 358-5868
     Attention: Lori Henderson, Vice President, General Counsel and Corporate Secretary

     with a copy (which shall not constitute notice) to:

     Blake, Cassels & Graydon LLP
     199 Bay Street, Suite 2800
     Commerce Court
     Toronto, Ontario M5L 1A9
     Fax: (416) 863-2653
     Attention: Chris Hewat

     If to Buyer and Buying Parties Representative:

     Husky Injection Molding Systems Ltd.
     500 Queen Street South
     Bolton, Ontario  L7E 5S5
     Fax No.: (905) 951-5324
     Attention: Michael McKendry - Vice President Legal and General Counsel

     with a copy (which shall not constitute notice) to:

     Baker & McKenzie LLP
     BCE Place
     181 Bay Street, Suite 2100
     Toronto, Ontario M5J 2T3
     Fax No.: (416) 863-6275
     Attention: Nurhan Aycan

     Section 9.4 Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each Party to be bound by the amendment and that identifies itself as an amendment to this Agreement. Any amendment of this Agreement or any Ancillary Agreement signed by the Selling Parties Representative is binding upon and effective against each Seller as applicable regardless of whether or not such Seller has in fact signed such amendment. Any amendment of this Agreement or any Ancillary Agreement signed by the Buying Parties Representative is binding upon and effective against each Buyer as applicable regardless of whether or not such Buyer has in fact signed such amendment.

     Section 9.5 Waiver and Remedies. The Parties may (a) extend the time for performance of any of the obligations or other acts of any other Party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other Party to this Agreement contained in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such Party contained in this Agreement. Any such extension or waiver by any Party to this Agreement will be valid only if set forth in a written document signed on behalf of the Party or Parties against whom the waiver or extension is to be effective. Any such extension or waiver signed by the Selling Parties Representative or the Buying Parties Representative is binding upon and effective against each Seller or Buyer, as the case may be, regardless of whether or not such Seller or Buyer, as the case may be, has in fact signed the extension or waiver. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or non-compliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any Party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the Parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a Party's rights and remedies in this Agreement is not intended to be exclusive, and a Party's rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

     Section 9.6 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter of this Agreement.

     Section 9.7 Assignment and Successors. This Agreement binds and benefits the Parties and their respective heirs, executors, administrators, successors and permitted assigns. Except in connection with a Change in Control, neither Party may assign any rights under this Agreement without the prior written consent of the other Party. In connection with a Change in Control, either Party may assign any rights under this Agreement without the prior consent of the other Party. No Party may delegate any performance of its obligations under this Agreement, except that either Party may at any time delegate the performance of its obligations to any Affiliate of such Party so long as such Party remains fully responsible for the performance of the delegated obligation. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

     Section 9.8 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the Parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

     Section 9.9 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are incorporated herein by reference and made a part of this Agreement.

     Section 9.10 Interpretation. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any Party because that Party or its attorney drafted the provision. Any reference to a "Party" or the "Parties" (whether or not such term is capitalized) shall include the heirs, executors, administrators, successors and permitted assigns of such Party.

     Section 9.11 Governing Law. Unless any Exhibit or Schedule specifies a different choice of law, this Agreement shall be governed by the laws of the Province of Ontario and the Federal law of Canada applicable therein (without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and its Exhibits and Schedules and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom.

     Section 9.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of Sections 5.3 or
5.4 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the Parties are entitled to seek injunctive relief to prevent breaches of Sections 5.3 or 5.4 of this Agreement and otherwise to enforce specifically the provisions of Sections
5.3 or 5.4 of this Agreement. Each Party expressly waives any requirement that any other Party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of Sections 5.3 or 5.4 of this Agreement.

     Section 9.13 Disclaimer of Other Representations or Projections. Buyer agrees that except for the representations and warranties made by Moldflow and expressly set forth in Section 3 hereto, none of the Seller nor any of its Affiliates, nor any of their respective shareholders or representatives has made and shall not be construed as having made to the Buyer or any of its representatives, and neither Buyer nor any of its representatives has relied upon or regarded as material, any representation or warranty of any kind. Without limiting the generality of the foregoing, and notwithstanding any representations and warranties made by Seller in Section 3 hereto, Buyer agrees that none of Seller nor any of its Affiliates nor any representative thereof makes or has made any representation or warranty to Buyer or any of its representatives with respect to:

     (a) any projections, financial models, estimates, forecasts or budgets relating to the business of Seller or any of its Affiliates otherwise heretofore or hereafter delivered or made available to Buyer or its counsel, accountants, advisors, lenders, representatives or affiliates, or otherwise disclosed by Seller; and

     (b) any other information, statement or documents heretofore or hereafter delivered to, presented to (including, for greater certainty, in any management presentation) or made available to Buyer or its counsel, accountants, advisors, lenders, representatives or affiliates (including in the data room or otherwise) with respect to Seller or any of its Affiliates or the business, operations or affairs of Seller or any of its Affiliates, except to the extent and as expressly covered by a representation and warranty contained in Section 3 hereto.

     Section 9.14 Dispute Arbitration. In the event of any dispute, claim, question or difference arising out of or relating to this Agreement, other than under Section 2.6 hereof, or any breach hereof, the Parties shall use their best efforts to settle such dispute, claim, question or difference. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all Parties.

     If the Parties do not reach a solution within a period of twenty-five (25) Business Days following the receipt by each Party of notice of such dispute, claim, question or difference, then upon notice by any Party to the other Party, the dispute, claim, question or difference shall be finally settled by arbitration in accordance with the following provisions:

     (a) the arbitration shall take place in Toronto, Ontario, unless the Parties agree otherwise, in the English language, and in accordance with the Rules of Arbitration of the International Chamber of Commerce with one or more arbitrators appointed in accordance with such Rules;

     (b) the arbitrator(s) shall be qualified by education and training to pass upon the particular matter to be decided;

     (c) the arbitrator(s) shall be instructed that time is of the essence in proceeding with this determination of any dispute, claim, question or difference and, in any event, the arbitration award must be rendered within thirty (30) days of any arbitral hearing;

     (d) the arbitrator may establish such procedures, schedules and time limits as the arbitrator, in his or her absolute discretion, considers fair and appropriate for achieving a just and proper result in relation to the particular matter in issue and in doing so may have regard to:

          (i) the amount in issue;

          (ii) the complexity of the matters in dispute;

          (iii) the need for urgency;

          (iv) the need for one or both Parties to have access to documents or information in the possession of the other;

          (v) whether issues of credibility are involved or whether the matter can be disposed of without the evidence of witnesses; and

          (vi) whether there is a need for oral argument or whether the matter can be disposed of on the basis of written submissions;

     (e) unless the Parties agree or the Arbitrator directs otherwise, the fact of the arbitration and all proceedings relating thereto shall be held in confidence by the Arbitrator and by the Parties and their professional advisors and consultants. The Arbitrator may authorise disclosure of some or all of the matters in dispute to third parties, on such terms as to confidentiality as the Arbitrator considers appropriate, where such disclosure is necessary to comply with legal requirements or obligations of either party or to facilitate the arbitration;

     (f) the prevailing Party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such Party's own reasonable legal fees and expenses in connection with such proceeding. The non-prevailing Party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

     (g) the arbitrator may award interest on all or any portion of any amount found owing from one Party to the other;

     (h) the arbitrator may not award punitive, exemplary or non-compensatory damages of any kind;

     (i) the arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto;

     (j) judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order or enforcement thereof, as the case may be; and

     (k) with respect to matters not specifically covered by this Section 9.14, the arbitration shall be governed by the laws of the Province of Ontario and the Rules of Civil Procedure, made under the Courts of Justice Act, R.R. O. 1990, Reg. 194., as amended from time to time.

Notwithstanding the foregoing, nothing in this Section shall be construed to waive any rights or timely performance of any obligation existing under this Agreement.

     Section 9.15 Paramountcy. If there is a conflict or inconsistency between the provisions of this Agreement and the provisions of any other agreement or documents that are delivered pursuant hereto, including the Ancillary Agreements, then, notwithstanding the provisions of such other agreements or documents, the provisions of this Agreement will prevail.

     Section 9.16 Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other Parties. The signatures of all Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending Party's signature is as effective as signing and delivering the counterpart in person.

     Section 9.17 Third Party Beneficiaries. The terms and provisions of this Agreement and any Ancillary Agreement are intended solely for the benefit of the Parties hereto and thereto and their respective successors and permitted assigns, and is not the intention of such Parties to confer third party beneficiary rights and this Agreement does not confer any such rights, upon any other Person, except for any Person entitled to indemnification under Article 7 hereof.

                            [Signature page follows.]

MOLDFLOW CORPORATION                    HUSKY INJECTION MOLDING SYSTEMS LTD.


By: /s/ A. Roland Thomas                By: /s/ Michael P.J. McKendry
    ---------------------------------       ------------------------------------
Name: A. Roland Thomas                  Name: Michael P.J. McKendry
Title: President & CEO                  Title: Vice President, General Counsel


                                        By: /s/ Keith Carlton
                                            ------------------------------------
                                        Name: Keith Carlton
                                        Title: Vice-President, Hot Runners &
                                               Molds

           ACCEPTANCE AND AGREEMENT OF SELLING PARTIES REPRESENTATIVE

The undersigned each hereby agree to the appointment of the Selling Parties Representative appointed in Section 9.1 of the foregoing Agreement, and Moldflow agrees to serve as the Selling Parties Representative and to be bound by the terms of the Agreement pertaining to that role.

                                        MOLDFLOW CORPORATION


Date: June 25, 2007                     By: /s/ Alan Roland Thomas
                                            ------------------------------------
                                        Name: Alan Roland Thomas
                                        Title: CEO


                                        MOLDFLOW FRANCE S.A.S.


Date: June 25, 2007                     By: /s/ Christopher L. Gorgone
                                            ------------------------------------
                                        Name: Christopher L. Gorgone
                                        Title: President


                                        MOLDFLOW IRELAND LTD.


Date: June 25, 2007                     By: /s/ A. Roland  Thomas
                                            ------------------------------------
                                        Name: A. Roland Thomas
                                        Title: Director


                                        MOLDFLOW IBERIA S.L.


Date: June 25, 2007                     By: /s/ A. Roland Thomas
                                            ------------------------------------
                                        Name: A. Roland Thomas
                                        Title: Director

                                        MOLDFLOW ITALIA S.P.A.


Date: June 25, 2007                     By: /s/ A. Roland Thomas
                                            ------------------------------------
                                        Name: A. Roland Thomas
                                        Title: Managing Director


                                        MOLDFLOW VERTRIEBS GMBH


Date: June 25, 2007                     By: /s/ A. Roland Thomas
                                            ------------------------------------
                                        Name: A. Roland Thomas
                                        Title: Director


                                        MOLDFLOW (EUROPE) LTD.


Date: June 25, 2007                     By: /s/ A. Roland Thomas
                                            ------------------------------------
                                        Name: A. Roland Thomas
                                        Title: Director

            ACCEPTANCE AND AGREEMENT OF BUYING PARTIES REPRESENTATIVE

The undersigned each hereby agree to the appointment of the Buying Parties Representative appointed in Section 9.2 of the foregoing Agreement, and Husky agrees to serve as the Buying Parties Representative and to be bound by the terms of the Agreement pertaining to that role.

                                        HUSKY INJECTION MOLDING SYSTEMS LTD.


Date: June 25, 2007                     By: /s/ Michael P.J. McKendry
                                            ------------------------------------
                                        Name: Michael P.J. McKendry
                                        Title: Vice President, General Counsel


                                        HUSKY INJECTION MOLDING SYSTEMS, INC.


Date: June 25, 2007                     By: /s/ Michael P.J. McKendry
                                            ------------------------------------
                                        Name: Michael P.J. McKendry
                                        Title: Vice President, General Counsel


                                        HUSKY INJECTION MOLDING SYSTEMS S.A.R.L.


Date: June 25, 2007                     By: /s/ J.C. Imbert
                                            ------------------------------------
                                        Name: J.C. Imbert
                                        Title: Director France


                                        HUSKY INJECTION MOLDING SYSTEMS S.A.


Date: June 25, 2007                     By: /s/ Michael Diletti
                                            ------------------------------------
                                        Name: Michael Diletti
                                        Title: Director

                                        HUSKY ITALIA S.R.L.


Date: June 25, 2007                     By: /s/ Fausto Guerra
                                            ------------------------------------
                                        Name: Fausto Guerra
                                        Title: Amministratore Delegato
                                               ---------------------------------


                                        HUSKY SPRITZGEISS - SYSTEME GMBH


Date: June 25, 2007                     By: /s/ Thomas Hartkamper
                                            ------------------------------------
                                        Name:  Thomas Hartkamper
                                              ----------------------------------
                                        Title: General Manager


                                        HUSKY INJECTION MOLDING SYSTEMS (IBERIA)
                                        S.L.


Date: June 25, 2007                     By: /s/ Javier Llinas Ferrer
                                            ------------------------------------
                                        Name: Javier Llinas Ferrer
                                        Title: Secretario No Consejero Del
                                               Consejo De Administration

                                        KESI  LIMITED

                                        (name in the process of being changed to Husky Injection Molding Systems (Ireland) Limited)


Date: June 25, 2007                     By: /s/ Daniel Gagnon
                                            ------------------------------------
                                            Daniel Gagnon, Director


Date: June 25, 2007                     By: /s/ Michael McKendry
                                            ------------------------------------
                                            Michael McKendry, Director

The following Exhibits and Schedules to the Asset Purchase Agreement have been omitted or partially omitted in accordance with Item 601(b)(2) of Regulation S-K.

EXHIBITS
--------

Exhibit A
   Allocation of Purchase Price and Assumed Liabilities

Exhibits B
   Software License Agreement

Exhibit C
   Trademark License Agreement

Exhibit D
   Specified Procedures

Exhibit E
   Lease Assignment

Exhibit F
   IP Assignments

Exhibit G

   Escrow Agreement

Exhibit H
   Transition Services Agreement

Exhibit I
   Certificate of a Senior Officer of Moldflow

Exhibit J
   Certificate of a Senior Officer of Husky

SCHEDULES
---------

Schedules 1.1 - 7.8
   Moldflow Disclosure Schedules

Moldflow Corporation will furnish supplementally a copy of any omitted or partially omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Moldflow Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.